                              AMENDED AND RESTATED

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION


                                  BY AND AMONG


                              BROADCOM CORPORATION,


                                  SIBYTE, INC.


                                       AND


                       THE OTHER PARTIES SIGNATORY HERETO



                          Dated as of December 6, 2000

                                TABLE OF CONTENTS

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ARTICLE 1      THE MERGER..............................................................2

        1.1    The Merger..............................................................2
        1.2    Effective Time..........................................................2
        1.3    Effect of the Merger on Constituent Corporations........................3
        1.4    Articles of Incorporation and Bylaws of Surviving Corporation...........3
        1.5    Directors and Officers of Surviving Corporation.........................3
        1.6    Maximum Number of Shares of Broadcom Common Stock to be Issued;
               Effect on Outstanding Securities of the Company.........................3
               (a)    Conversion of Company Capital Stock..............................4
               (b)    Cancellation of Broadcom-Owned and Company-Owned Stock...........4
               (c)    Capital Stock of Broadcom........................................4
               (d)    Company Options, Company Warrants and Company Stock Plans........4
        1.7    Reservation of Shares...................................................8
        1.8    Adjustments to Exchange Ratios..........................................8
        1.9    Fractional Shares.......................................................8
        1.10   Dissenting Shares.......................................................8
        1.11   Exchange Procedures.....................................................9
               (a)    Broadcom Common Stock............................................9
               (b)    Exchange Procedures..............................................9
               (c)    Distributions With Respect to Unexchanged Shares of Company
                      Capital Stock...................................................10
               (d)    Transfers of Ownership..........................................10
        1.12   No Further Ownership Rights in Company Capital Stock...................11
        1.13   Lost, Stolen or Destroyed Certificates.................................11
        1.14   Earn-Out...............................................................11
               (a)    Earn-Outs; Earn-Out Milestones.  ...............................11
               (b)    Illustrative Examples...........................................12
               (c)    Procedure.......................................................12
               (d)    Stockholder Agent; Depositary Agent.  ..........................13
               (e)    Company Warrants................................................13
               (f)    No Assignment of Earn-Out Rights................................13
               (g)    Release of Earn-Out Escrow......................................14
        1.15   Exemption From Registration; California Permit.........................14
        1.16   Taking of Necessary Action; Further Action.............................14

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................15

        2.1    Organization and Qualification.........................................15
        2.2    Authority Relative to this Agreement...................................15
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        2.3    Capital Stock..........................................................16
        2.4    No Subsidiaries........................................................17
        2.5    Directors and Officers.................................................17
        2.6    No Conflicts...........................................................18
        2.7    Books and Records; Organizational Documents............................18
        2.8    Company Financial Statements...........................................18
        2.9    Absence of Changes.....................................................19
        2.10   No Undisclosed Liabilities.............................................23
        2.11   Taxes..................................................................24
        2.12   Legal Proceedings......................................................26
        2.13   Compliance with Laws and Orders........................................26
        2.14   Plans; ERISA...........................................................26
               (a)    Existence of Plans..............................................26
               (b)    Present Value of Benefits.......................................27
               (c)    Penalties; Reportable Events....................................28
               (d)    Deficiencies; Qualification.....................................28
               (e)    Acceleration....................................................29
               (f)    COBRA...........................................................29
               (g)    Litigation......................................................29
        2.15   Real Property..........................................................29
        2.16   Tangible Personal Property.............................................30
        2.17   Intellectual Property..................................................31
        2.18   Contracts..............................................................35
        2.19   Insurance..............................................................36
        2.20   Affiliate Transactions.................................................36
        2.21   Employees; Labor Relations.............................................37
        2.22   Environmental Matters..................................................38
        2.23   Substantial Suppliers..................................................39
        2.24   [Intentionally Omitted]................................................40
        2.25   [Intentionally Omitted]................................................40
        2.26   Other Negotiations; Brokers; Third Party Expenses......................40
        2.27   Banks and Brokerage Accounts...........................................40
        2.28   Warranty Obligations...................................................40
        2.29   Foreign Corrupt Practices Act..........................................41
        2.30   Tax-Free Reorganization................................................41
        2.31   Financial Projections/Operating Plan...................................41
        2.32   Approvals..............................................................41
        2.33   Takeover Statutes......................................................42
        2.34   Permit Application; Information Statement..............................42
        2.35   No Solicitation.  .....................................................43
        2.36   Disclosure.............................................................43

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF BROADCOM.............................43

        3.1    Organization and Qualification.........................................44
        3.2    Authority Relative to this Agreement...................................44
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        3.3    Issuance of Broadcom Common Stock......................................44
        3.4    SEC Documents; Broadcom Financial Statements...........................44
        3.5    No Conflicts...........................................................45
        3.6    Information to be Supplied by Broadcom.................................46
        3.7    Investment Advisors....................................................46
        3.8    Tax-Free Reorganization................................................46
        3.9    Capitalization.........................................................46

ARTICLE 4      CONDUCT PRIOR TO THE EFFECTIVE TIME....................................46

        4.1    Conduct of Business of the Company.....................................46
               (a)    Charter Documents...............................................47
               (b)    Dividends; Changes in Capital Stock.............................47
               (c)    Stock Option Plans..............................................47
               (d)    Contracts.......................................................48
               (e)    Issuance of Securities..........................................48
               (f)    Intellectual Property...........................................48
               (g)    Exclusive Rights................................................48
               (h)    Dispositions....................................................48
               (i)    Indebtedness....................................................48
               (j)    Leases..........................................................48
               (k)    Payment of Obligations..........................................48
               (l)    Capital Expenditures............................................48
               (m)    Insurance.......................................................48
               (n)    Termination or Waiver...........................................48
               (o)    Employee Benefit Plans; New Hires; Pay Increases................49
               (p)    Severance Arrangements..........................................49
               (q)    Lawsuits........................................................49
               (r)    Acquisitions....................................................49
               (s)    Taxes...........................................................49
               (t)    Revaluation.....................................................49
               (u)    Other...........................................................49
        4.2    No Solicitation........................................................49

ARTICLE 5      ADDITIONAL AGREEMENTS..................................................50

        5.1    Information Statement; Permit Application..............................50
        5.2    Stockholder Approval...................................................52
        5.3    Access to Information..................................................53
        5.4    Confidentiality........................................................53
        5.5    Expenses...............................................................53
        5.6    Public Disclosure......................................................54
        5.7    Approvals..............................................................54
        5.8    FIRPTA Compliance......................................................54
        5.9    Notification of Certain Matters........................................54
        5.10   Company Affiliate Agreements...........................................54
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        5.11   Additional Documents and Further Assurances; Cooperation...............55
        5.12   Indemnification........................................................55
        5.13   Form S-8...............................................................55
        5.14   NNM Listing of Additional Shares Application...........................56
        5.15   Company's Auditors.....................................................56
        5.16   Termination of 401(k) Plans............................................56
        5.17   Takeover Statutes......................................................56
        5.18   Treatment as Reorganization............................................56
        5.19   Company Repurchases....................................................56
        5.20   Information Technology Access..........................................56
        5.21   Change of Merger Form..................................................57
        5.22   Intellectual Property..................................................58
        5.23   Delivery of Stock Ledger and Minute Book of the Company................58
        5.24   Adjustment of Base Share Number and Earn-Out Share Numbers.  ..........58
        5.25   Certain Actions Relating to the Holders of Warrants and Preferred
               Stock..................................................................59
        5.26   Employee Benefits......................................................59
        5.27   Capitalization Table...................................................59

ARTICLE 6      CONDITIONS TO THE MERGER...............................................60

        6.1    Conditions to Obligations of Each Party to Effect the Merger...........60
               (a)    Governmental and Regulatory Approvals...........................60
               (b)    No Injunctions or Regulatory Restraints; Illegality.............60
               (c)    Tax Opinions....................................................60
               (d)    Stockholder Approval............................................60
               (e)    Fairness Hearing and California Permit; Private Placement
                      Alternative.  ..................................................60
               (f)    Listing of Additional Shares....................................60
        6.2    Additional Conditions to Obligations of the Company....................61
               (a)    Representations and Warranties..................................61
               (b)    Performance.....................................................61
               (c)    Officers' Certificates..........................................61
               (d)    Legal Opinion...................................................61
               (e)    Tax Representation Letter.......................................61
        6.3    Additional Conditions to the Obligations of Broadcom...................61
               (a)    Representations and Warranties..................................62
               (b)    Performance.....................................................62
               (c)    Officers' Certificates..........................................62
               (d)    Third Party Consents............................................62
               (e)    Legal Proceedings...............................................62
               (f)    Legal Opinion...................................................63
               (g)    Tax Representation Letter.......................................63
               (h)    Non-Competition Agreements......................................63
               (i)    Delivery of Agreements..........................................63
               (j)    Employees.......................................................63
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               (k)    Limitation on Dissent...........................................64
               (l)    No Material Adverse Change......................................64
               (m)    Company Intellectual Property...................................64
               (n)    Assignment of Intellectual Property.............................64
               (o)    Stockholder Approval of Certain Payments........................64
               (p)    Certain Waivers and Actions.....................................65
               (q)    Termination of 401(k) Plan......................................65

ARTICLE 7      SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS;
               ESCROW PROVISIONS......................................................65

        7.1    Survival of Representations, Warranties, Covenants and Agreements......65
        7.2    Escrow Provisions......................................................65
               (a)    Establishment of the Escrow Fund................................65
               (b)    Recourse to the Escrow Fund.....................................66
               (c)    Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period................................................67
               (d)    Protection of Escrow Fund.......................................67
               (e)    Claims Upon Escrow Fund.........................................68
               (f)    Objections to Claims............................................68
               (g)    Resolution of Conflicts; Arbitration............................68
               (h)    Stockholder Agent of the Stockholders; Power of Attorney........70
               (i)    Actions of the Stockholder Agent................................70
               (j)    Third-Party Claims..............................................71
               (k)    Indemnification for Stockholder Agent...........................71
               (l)    Depositary Agent's Duties.......................................71
               (m)    Fees............................................................73

ARTICLE 8      TERMINATION, AMENDMENT AND WAIVER......................................73

        8.1    Termination............................................................73
        8.2    Effect of Termination..................................................75
        8.3    Amendment..............................................................75
        8.4    Extension; Waiver......................................................75

ARTICLE 9      MISCELLANEOUS PROVISIONS...............................................75

        9.1    Notices................................................................75
        9.2    Entire Agreement.......................................................78
        9.3    Further Assurances; Post-Closing Cooperation...........................78
        9.4    Waiver.................................................................78
        9.5    Third Party Beneficiaries..............................................78
        9.6    No Assignment; Binding Effect..........................................78
        9.7    Headings...............................................................78
        9.8    Invalid Provisions.....................................................78
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        9.9    Governing Law..........................................................79
        9.10   WAIVER OF TRIAL BY JURY................................................79
        9.11   Construction...........................................................79
        9.12   Counterparts...........................................................79
        9.13   Specific Performance...................................................79

ARTICLE 10     DEFINITIONS............................................................80

        10.1   Definitions............................................................80
        10.2   Construction...........................................................94
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                                      -vi-
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                              AMENDED AND RESTATED
                              MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION


       This AMENDED AND RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 6, 2000 (the "Amendment Date"), by and among BROADCOM CORPORATION, a California corporation ("Broadcom"), and SIBYTE, INC., a Delaware corporation (the "Company"), and, with respect to Article 7 and
Article 9 only, Leo A. Joseph, as Stockholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

       A. Broadcom and the Company and, with respect to Article 7 and Article 9 thereof only, Leo A. Joseph, as Stockholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent, have previously entered into that certain Merger Agreement and Plan of Reorganization (the "Original Agreement") dated as of November 3, 2000 which provides, among other things, for Broadcom to acquire the Company pursuant to the merger of the Company with and into Broadcom.

       B. Broadcom and the Company and, with respect to Article 7 and Article 9 thereof only, Leo A. Joseph, as Stockholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent, desire to amend and restated the Original Agreement.

       C. The Boards of Directors of each of Broadcom and the Company believe it is in the best interests of Broadcom and the Company (as applicable) and their respective shareholders that Broadcom acquire the Company through the merger of the Company with and into Broadcom (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

       D. Prior to the Effective Time, all outstanding shares of Company Preferred Stock will be converted into outstanding shares of Company Common Stock.

       E. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the outstanding shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Class A common stock, par value $0.0001 per share, of Broadcom ("Broadcom Common Stock") and (ii) all Company Options, Company Warrants and Company Stock Purchase Rights then outstanding (whether vested or unvested) will become exercisable for Broadcom Common Stock, on the terms and subject to the conditions set forth herein.

       F. As a condition and an inducement to the willingness of Broadcom to enter into this Agreement, certain stockholders of the Company have entered into
(i) Support Agreements with Broadcom in substantially the form attached hereto as Exhibit A ("Support

Agreements") pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Capital Stock owned by them in favor of the Merger and to convert, prior to the Effective Time, the shares of Company Preferred Stock owned by them, if any, into shares of Company Common Stock and
(ii) Company Affiliate Agreements in substantially the form attached hereto as Exhibit B ("Company Affiliate Agreements").

       G. As a condition and a further inducement to Broadcom to enter into this Agreement, certain employees of the Company have entered into Non-Competition Agreements substantially in the form attached hereto as Exhibit C (the "Non-Competition Agreements"), each of which shall become effective at the Effective Time.

       H. Broadcom and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

       I. The Company and Broadcom desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

       J. A portion of the shares of Broadcom Common Stock otherwise issuable by Broadcom in connection with the Merger shall be placed in escrow by Broadcom, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7 herein.

       K. An additional portion of the shares of Broadcom Common Stock otherwise issuable by Broadcom in connection with the Merger or which are issued upon the exercise of Company Options after the Effective Time shall be placed in escrow by Broadcom, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 1 herein.

       NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

       1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the California Code and Delaware Law, the Company shall be merged with and into Broadcom, the separate corporate existence of the Company shall cease, and Broadcom shall continue as the surviving corporation. Broadcom is sometimes referred to herein as the "Surviving Corporation."

       1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") is expected to take place on or about December 10, 2000 and will take place no later than five Business Days following satisfaction or waiver of the conditions set forth in Article 7, at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California, unless another place or time is agreed to by Broadcom and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument), in substantially the form attached hereto as Exhibit D-1 (the "California Agreement of Merger"), with the Secretary of State of the State of California, and the filing of a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit D-2 (the "Delaware Certificate of Merger"), with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by the parties and set forth in the Delaware Certificate of Merger being referred to herein as the "Effective Time").

       1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Broadcom and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Broadcom and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

       1.4 Articles of Incorporation and Bylaws of Surviving Corporation.

              (a) At the Effective Time, the articles of incorporation of Broadcom, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and bylaws of the Surviving Corporation.

              (b) At the Effective Time, the bylaws of Broadcom, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the articles of incorporation and applicable law.

       1.5 Directors and Officers of Surviving Corporation. The directors of Broadcom immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of Broadcom immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

       1.6 Maximum Number of Shares of Broadcom Common Stock to be Issued; Effect on Outstanding Securities of the Company. The maximum number of shares of Broadcom Common Stock to be issued (including Broadcom Common Stock to be reserved for issuance upon exercise of any of the Company Options, Company Warrants (if any) or Company Stock Purchase Rights to be assumed by Broadcom as provided herein) in exchange for the acquisition by Broadcom of all shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and all vested and unvested

Company Options, Company Warrants (if any) and Company Stock Purchase Rights which are then outstanding (other than Company Warrants which by their terms expire without payment, conversion, adjustment or other consideration at the Effective Time) shall not exceed the Aggregate Share Number. No adjustment shall be made in the number of shares of Broadcom Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options, Company Warrants or Company Stock Purchase Rights. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Broadcom, the Company or the holder of any shares of the Company Capital Stock or Company Options, Company Warrants or Company Stock Purchase Rights, the following shall occur:

              (a) Conversion of Company Capital Stock. Each share of Company Common Stock (assuming conversion of all outstanding shares of Company Preferred Stock) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.10)) will be cancelled and extinguished and each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive, following the expiration or early termination of any waiting period under the HSR Act which is applicable to the holder of such share, at the Effective Time, that number of shares of Broadcom Common Stock equal to the sum of (i) the Exchange Ratio and (ii) the Earn-Out Exchange Ratio (subject to Section 1.9 and Section 1.14).

              (b) Cancellation of Broadcom-Owned and Company-Owned Stock. Each share of Company Common Stock owned by Broadcom or the Company or any Subsidiary of Broadcom or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Broadcom or the Company.

              (c) Capital Stock of Broadcom. Each share of Broadcom Common Stock and share of Class B Common Stock, par value $0.0001 per share, of Broadcom which is issued and outstanding immediately prior to the Effective Time shall remain outstanding as one validly issued, fully paid and nonassessable share of the same class of common stock of the Surviving Corporation, with identical rights and privileges. From and after the Effective Time, each share certificate of Broadcom theretofore evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

              (d) Company Options, Company Warrants and Company Stock Plans. All unexpired and unexercised Company Options, Company Warrants and Company Stock Purchase Rights, then outstanding, whether vested or unvested, together with the Company Stock Plans, shall be assumed by Broadcom in accordance with the provisions set forth below.

                     (i) Each unexpired and unexercised Company Option, Company Warrant and Company Stock Purchase Right then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by Broadcom, together with the Company Stock Plans. Each Company Option, Company Warrant and Company Stock Purchase Right so assumed by Broadcom under this Agreement shall, except as provided in Section 1.6(d)(iii), continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option, Company Warrant or Company Stock Purchase Right immediately prior to the Effective Time (including any repurchase rights or vesting provisions), provided that (x), with respect to a Company Option or Company Stock Purchase Right, (A) such Company Option or Company Stock Purchase Right, as the case may be, shall be exercisable for that number of whole shares of Broadcom Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option or Company Stock Purchase Right immediately prior to the Effective Time (assuming such Company Option or Company Stock Purchase Right were exercisable in full) multiplied by the sum of the Exchange Ratio and the Earn-Out Exchange Ratio (rounded down to the nearest whole number of shares of Broadcom Common Stock) and (B) the per share exercise price for the shares of Broadcom Common Stock issuable upon exercise of such assumed Company Option or Company Stock Purchase Right, as the case may be, shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option or Company Stock Purchase Right was exercisable immediately prior to the Effective Time by the sum of the Exchange Ratio and the Earn-Out Exchange Ratio (rounded up to the nearest whole cent) and (y) with respect to a Company Warrant, (A) such Company Warrant shall be exercisable for that number of whole shares of Broadcom Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time (assuming such Company Warrant were exercisable in full) multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Broadcom Common Stock) and (B) the per share exercise price for the shares of Broadcom Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent). It is the intention of the parties that the Company Options assumed by Broadcom shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(d) shall be applied consistent with this intent. In the event of a final determination that one or more Earn-Out Milestones shall not be satisfied pursuant to Section 1.14 and thus that the Earn-Out Exchange Ratio shall not be fully earned, then the number of shares of Broadcom Common Stock for which a Company Option is exercisable and the exercise price therefore shall be adjusted proportionately.

                     (ii) Broadcom shall assume the Company's obligations, and shall be assigned the Company's repurchase rights and purchase options, under any Restricted Stock Purchase Agreements entered into pursuant to the 1998 Stock Incentive Plan (the "1998 Company Stock Plan"), the 2000 Key Employee Stock Plan (the "2000 Company Stock Plan" and together with the 1998 Company Stock Plan, the "Company Stock Plans") and the other restricted stock purchase agreements listed on Schedule 1.6(d)(ii) of the Company Disclosure Schedule (the "Founders Stock Agreements"), true and correct copies of which have been made available by the Company to Broadcom. Except as provided in Section 1.6(d)(iii), any and all restrictions on the Company Restricted Stock issued pursuant to the Company Stock Plans or such other agreements which do not lapse in accordance with their terms (as in effect on September 5, 2000) shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements, and any repurchase rights or repurchase options which the Company has with respect to the Company Restricted Stock shall also continue in full force and effect; provided, however, that the per share repurchase price for the shares of Broadcom Common Stock that were issued in exchange for Company Restricted Stock shall be equal to the quotient determined by dividing the per share repurchase price of such Company Restricted Stock immediately prior to the Effective Time by the sum of the Exchange Ratio and the Earn-Out Exchange Ratio (rounded to the nearest whole cent) and subject to an appropriate adjustment if any of the Earn-Out Milestones are not satisfied).

                     (iii) The Company agrees to take all actions necessary or advisable to cause all Company Options, Company Warrants, Company Stock Purchase Rights and Company Restricted Stock to remain unchanged except (A) for the conversion into options, warrants or rights to purchase shares of Broadcom Common Stock as provided for in this Section 1.6(d), (B) that any acceleration of vesting, continuation of vesting after termination of employment or other special vesting (whether with the passage of time, upon the occurrence of certain events or otherwise) that might occur, result from or be related to the transactions contemplated by this Agreement and the Ancillary Agreements shall be prevented from occurring through the modification, through an amendment in substantially the forms of Exhibits E-1 and E-2, as applicable, of the applicable Company Option, Company Warrant, Company Stock Purchase Right or Company Restricted Stock (and any employment agreement or other agreement providing for such acceleration) prior to the date of this Agreement; provided, however, that the foregoing provisions in clause (B) of this Section 1.6(d)(iii) shall not apply to Company Options, Company Warrants, Company Stock Purchase Rights or Company Restricted Stock or such portions of such Company Options, Company Warrants, Company Stock Purchase Rights or Company Restricted Stock, to the extent set forth in Section 1.6(d)(iii) of the Company Disclosure Schedule, and (C) each such Company Option, Company Warrant, Company Stock Purchase Right or Company Restricted Stock (other than a Permitted Grant) or such portions of such Company Options, Company Stock Purchase Rights or Company Restricted Stock that is required to be modified pursuant to the provisions of clause (B) of this
Section 1.6(d)(iii) shall be further modified, through an amendment in substantially the form of Exhibits E-1 and E-2, as applicable, prior to the Effective Time to provide for vesting acceleration in the event that the employment of the holder of such Company Option, Company Stock Purchase Right or Company Restricted Stock is terminated (x) in the case of employees other than the Founders, without Cause within the twenty-four (24) months immediately following the Effective Time and (y) in the case of the Founders is terminated without cause or is constructively terminated in accordance with Exhibit E-1; provided in each case that such acceleration of vesting shall only be for the portion that would have accelerated or continued under the applicable Company Option, Company Stock Purchase Right or Company Restricted Stock prior to such modification pursuant to clause (B) of this Section 1.6(d)(iii).

                     (iv) The shares of Broadcom Common Stock received upon exercise of a Company Option after the Effective Time that relate to the Earn-Out Exchange Ratio and for which an Earn-Out Milestone has not been satisfied (plus a proportionate share of any additional shares of Broadcom Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Broadcom following the exercise of such Company Option) shall be held in escrow (each, an "Option Escrow") by Broadcom (or its nominee) pending satisfaction of such Earn-Out Milestone and shall be released from such Option Escrow only upon satisfaction of such Earn-Out Milestone by the applicable Earn-Out Date. Promptly following the final determination of the amount (if any) of an Earn-Out, the Person who exercised the Company Option after the Effective Time shall be entitled to receive from such Option Escrow the number of whole shares of Broadcom Common Stock to which such holder is entitled as a result of the satisfaction of such Earn-Out Milestone. If it is finally determined that any portion of an Earn-Out has not been and can not be satisfied and thus will not be distributed from the Option Escrows or the Earn-Out Escrow as set forth in Section 1.11 and Section 1.14, then the appropriate portion of the shares of Broadcom Common Stock held in such Option Escrow shall be forfeited and shall be released and returned for cancellation to Broadcom from such Option Escrow. In addition, the shares of Broadcom Common Stock received upon exercise of a Company Option after the Effective Time that relate to the Earn-Out Exchange Ratio (A) shall be subject to the same forfeiture provisions and the same rights of repurchase in favor of the Company (as assigned pursuant to this Agreement to, and assumed by, Broadcom) as the other shares acquired upon exercise of such Company Option and (B) shall vest proportionately with the other shares underlying such Company Option in accordance with the same vesting schedule applicable to such other shares. Releases of shares of Broadcom Common Stock from the Option Escrows shall be performed in a manner consistent with Section 1.14(c).

                     (v) Any New Shares in respect of Broadcom Common Stock in the Option Escrows which have not been released from the Option Escrows shall be added to the Option Escrows. New Shares issued in respect of shares of Broadcom Common Stock which have been released from the Option Escrows shall not be added to the Option Escrows but shall be distributed to the record holders thereof. Cash dividends on Broadcom Common Stock shall not be added to the Option Escrows but shall be distributed to the record holders of the Broadcom Common Stock on the record date set for any such dividend. Each stockholder shall have voting rights with respect to the shares of Broadcom Common Stock contributed to the Option Escrows by such stockholder (and on any voting securities added to the Option Escrows in respect of such shares of Broadcom Common Stock).

                     (vi) Any dispute with respect to the Option Escrows shall be resolved in a manner consistent with the dispute resolution procedures set forth in Section 1.14.

                     (vii) The provisions of Sections 7.2(h), (i) and (k) shall apply to any acts taken by the Stockholder Agent pursuant to this Section 1.6(d). Any decision, act, consent or instruction of the Stockholder Agent in connection with this Section 1.6(d) shall constitute a decision of all the Company stockholders and optionholders and shall be final, binding and conclusive upon each of such stockholders and optionholders and Broadcom (and/or its nominee) in its capacity as holder of the Option Escrows may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such holder. Broadcom and any such nominee are hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Agent. The actions of Broadcom (and/or its nominee) with respect to, and in its capacity as holder of, the Option Escrows shall be entitled to the protection set forth (or equivalent to those set forth) in Section 7.2(l).

       1.7 Reservation of Shares. Broadcom will reserve sufficient shares of Broadcom Common Stock for issuance pursuant to Section 1.6.

       1.8 Adjustments to Exchange Ratios. The Exchange Ratio and the Earn-Out Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Broadcom Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Broadcom Common Stock or Company Capital Stock the effective date of which occurs after the date hereof and prior to the Effective Time.

       1.9 Fractional Shares. No fraction of a share of Broadcom Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Broadcom Common Stock (after aggregating all fractional shares of Broadcom Common Stock to be received by such holder) shall be entitled to receive from Broadcom an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.

       1.10 Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law or the California Code, as applicable, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Broadcom Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law or the California Code, as applicable.

              (b) Notwithstanding the provisions of Section 1.10(a) above, if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law or the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Broadcom Common Stock as provided in Section 1.6, without interest thereon, upon surrender to the Company of the certificate representing such shares in accordance with Section 1.11.

              (c) The Company shall give Broadcom (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Delaware Law or the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law or the California Code. The Company shall not, except with the prior written consent of Broadcom or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

       1.11 Exchange Procedures.

              (a) Broadcom Common Stock. On the Closing Date, Broadcom shall deposit with the Exchange Agent, for exchange in accordance with this Article 1, the aggregate number of shares of Broadcom Common Stock then issuable in exchange for outstanding shares of Company Capital Stock, together with cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 1.9; provided, however, that, on behalf of the holders of Company Capital Stock, Broadcom shall deposit into an escrow account a number of shares of Broadcom Common Stock equal to the Escrow Amount; and provided further that, on behalf of the holders of Company Capital Stock, Broadcom shall deposit into an escrow account a number of shares of Broadcom Common Stock equal to the Early Earn-Out Amount. The portion of the Escrow Amount and the Early Earn-Out Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Broadcom Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

              (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within ten (10) Business Days thereafter), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") and which shares were converted into the right to receive shares of Broadcom Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Broadcom may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Broadcom Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Broadcom, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Broadcom Common Stock to which such holder is entitled pursuant to
Section 1.6 (both with respect to the Exchange Ratio and the Earn-Out Exchange Ratio), less the number of shares of Broadcom Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7, less the number of shares of Broadcom Common Stock to be deposited in the Earn-Out Escrow on such holder's behalf pursuant to Section 1.14, plus the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 1.9, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 7 and Section 1.14, as applicable, Broadcom shall cause to be distributed to the Depositary Agent (i) a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing a number of shares of Broadcom Common Stock equal, in the aggregate, to the Escrow Amount, and (ii) a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing a number of shares of Broadcom Common Stock equal, in the aggregate, to the Early Earn-Out Amount, which certificates shall be registered in the name of the Depositary Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited into the Escrow Fund or the Earn-Out Escrow, as applicable, and, in the case of the Escrow Fund, shall be available to compensate Broadcom as provided in
Article 7 and, in the case of the Early Earn-Out Amount, shall be subject to forfeiture and cancellation if the Earn-Out Milestones are not satisfied as provided in Section 1.14. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Broadcom Common Stock into which such shares of Company Capital Stock shall have been so converted (subject only to, if applicable, the expiration or early termination of any waiting period under the HSR Act which is applicable to the holder of such shares), both with respect to the Exchange Ratio and the Earn-Out Exchange Ratio, and cash in lieu of fractional shares.

              (c) Distributions With Respect to Unexchanged Shares of Company Capital Stock. No dividends or other distributions with respect to Broadcom Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Broadcom Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Broadcom Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.11(c)) with respect to such whole shares of Broadcom Common Stock.

              (d) Transfers of Ownership. If any certificate for shares of Broadcom Common Stock is to be issued pursuant to this Agreement in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Broadcom or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Broadcom Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Broadcom or any agent designated by it that such tax has been paid or is not payable.

       1.12 No Further Ownership Rights in Company Capital Stock. All shares of Broadcom Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

       1.13 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Broadcom Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Broadcom or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Broadcom or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

       1.14 Earn-Out.

              (a) Earn-Outs; Earn-Out Milestones. Schedule 1.14 sets forth the four (4) components of the Earn-Out Amount (each an "Earn-Out" and collectively, the "Earn-Outs"), and the applicable milestone contingencies (each, an "Earn-Out Milestone" and collectively the "Earn-Out Milestones") that must be satisfied by the applicable Earn-Out Date in order for such contingencies to be removed and the shares of Broadcom Common Stock that relate to such Earn-Out to be (i) released to the stockholders of the Company from the Earn-Out Escrow or the Option Escrows, as applicable, or (ii) issued directly to the holder of a Company Option that is exercised after such Earn-Out Milestone is satisfied. As soon as reasonably practicable after the Effective Time, the Early Earn-Out Amount, without any act of any stockholder, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of Broadcom Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Broadcom following the Effective Time), such deposit to constitute the "Earn-Out Escrow" to be governed by the terms set forth herein. The portion of the Early Earn-Out Amount contributed into the Earn-Out Escrow on behalf of each stockholder of the Company shall be in proportion to the aggregate number of shares of Broadcom Common Stock which such holder would otherwise be entitled under Section 1.6 as a result of the Earn-Out Exchange Ratio. Except as set forth in Schedule 1.14, no Earn-Out is subject to increase to make up for any reduction or forfeiture of any other Earn-Out. If an Earn-Out is satisfied by the applicable Earn-Out Date, an appropriate portion (based on the portion of the Earn-Out Amount that such Earn-Out represents) of the shares of Broadcom Common Stock (x) deposited into the Earn-Out Escrow and the Option Escrows shall be distributed out of the Earn-Out Escrow and the Option Escrows, as applicable, in accordance with Section 1.14(g) and Section 1.6(d)(iv) and (y) to be issued upon the exercise of a Company Option after such Earn-Out Milestone is satisfied shall be issued directly to the holder of such Company Option upon such exercise rather than being deposited into an Option Escrow.

                     (i) Any New Shares in respect of Broadcom Common Stock in the Earn-Out Escrow which have not been released from the Earn-Out Escrow shall be added to the Earn-Out Escrow. New Shares issued in respect of shares of Broadcom Common Stock which have been released from the Earn-Out Escrow shall not be added to the Earn-Out Escrow but shall be distributed to the record holders thereof. Cash dividends on Broadcom Common Stock shall not be added to the Earn-Out Escrow but shall be distributed to the record holders of the Broadcom Common Stock on the record date set for any such dividend.

                     (ii) Each stockholder shall have voting rights with respect to the shares of Broadcom Common Stock contributed to the Earn-Out Escrow by such stockholder (and on any voting securities added to the Earn-Out Escrow in respect of such shares of Broadcom Common Stock).

              (b) Illustrative Examples. The provisions of this Agreement relating to the Earn-Outs shall be interpreted and applied in a manner consistent with the examples set forth in Schedule 1.14.

              (c) Procedure.

                     (i) No later than ten (10) Business Days following each Earn-Out Date, Broadcom shall provide to the Stockholder Agent either (i) a statement that the relevant Earn-Out Milestone set forth in Schedule 1.14 has been satisfied (in whole or in part) and, if relevant to such determination, appropriate supporting documentation regarding such Earn-Out Milestone or (ii) a statement that the relevant Earn-Out Milestone set forth in Schedule 1.14 has not been satisfied and, if relevant to such determination, appropriate supporting documentation regarding such Earn-Out Milestone (each, in case of either clause (i) or (ii), an "Earn-Out Determination"). If the Earn-Out Determination indicates that the applicable Earn-Out Milestone has been satisfied in full and that the applicable Earn-Out Share Number pursuant to such Earn-Out Milestone will be released from the Earn-Out Escrow, or released from an Option Escrow to Persons who received Broadcom Common Stock upon the exercise after the Effective Time and prior to the satisfaction of an Earn-Out Milestone of Company Options that were outstanding immediately prior to the Effective Time or, in the case of Company Options which have not been exercised as of such time, reserved for issuance, then no action on the part of the Stockholder Agent shall be necessary and such Earn-Out Determination shall be deemed final (a "Final Earn-Out Amount"). In any other case, the Stockholder Agent will notify Broadcom in writing within five (5) Business Days of receipt of such Earn-Out Determination whether the Stockholder Agent disputes any such determination, setting forth in reasonable detail the basis for the dispute (each an "Earn-Out Dispute Notice"). If the Stockholder Agent does not deliver an Earn-Out Dispute Notice within five (5) Business Days of receipt of an Earn-Out Determination or if the Stockholder Agent accepts such amount in writing, such Earn-Out Determination shall be deemed a Final Earn-Out Amount. In the event an Earn-Out Dispute Notice is delivered, Broadcom and the Stockholder Agent shall meet within ten (10) Business Days of the delivery of such Earn-Out Dispute Notice to attempt to resolve such dispute in good faith. If a final resolution of such dispute is reached, the agreed upon amount shall be deemed to be the Final Earn-Out Amount. If no final resolution is determined within fifteen (15) Business Days of the delivery of such Earn-Out Dispute Notice after good faith negotiation, the final determination of a Final Earn-Out Amount shall be submitted first, to non-binding mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association and utilizing a mediator acceptable to both parties, and, if no final resolution of such dispute is reached within thirty (30) days of appointment of the mediator, or if the parties cannot agree on a mediator within thirty (30) days, then to arbitration in accordance with the procedures set forth in Section 7.2(g)(ii) and (iii). The determination of the arbitrators shall be final, binding and conclusive upon each Company Stockholder, each holder of Company Options or Company Stock Purchase Rights, the Stockholder Agent and Broadcom.

                     (ii) The Stockholder Agent may notify Broadcom in writing at any time that he believes an Earn-Out Milestone has been satisfied. Broadcom will cooperate in good faith with the Stockholder Agent to determine whether such Earn-Out Milestone has been satisfied at such time.

              (d) Stockholder Agent; Depositary Agent. The provisions of Sections 7.2(h), (i) and (k) shall apply to any acts taken by the Stockholder Agent pursuant to this Section 1.14. Any decision, act, consent or instruction of the Stockholder Agent in connection with this Section 1.14 shall constitute a decision of all the Company stockholders and optionholders and shall be final, binding and conclusive upon each of such stockholders and optionholders and the Depositary Agent and Broadcom may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such holder. The Depositary Agent and Broadcom are hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Agent. The actions of the Depositary Agent with respect to the Earn-Out Escrow shall be entitled to the protection set forth (or equivalent to those set forth) in
Section 7.2(l).

              (e) Company Warrants. Notwithstanding any other provisions of this Agreement to the contrary, the holders of Company Warrants shall not have any right to receive any shares of Broadcom Common Stock on account of the Earn-Out Exchange Ratio, whether from the Earn-Out Escrow, the Option Escrows, any shares reserved for issuance in connection with the Earn-Outs or otherwise.

              (f) No Assignment of Earn-Out Rights. No interest in any Earn-Out or any portion thereof, no right to participate, in whole or in part, in any Earn-Out pursuant to Section 1.14, and no right to receive any distribution of cash or securities in connection therewith pursuant to Section 1.11 or this
Section 1.14 (from the Earn-Out Escrow, an Option Escrow or otherwise) may be assigned or transferred to any Person (whether by operation of law, or in connection with any sale, assignment or other transfer of any shares of Company Common Stock or Company Options or any Broadcom securities issued in exchange therefor pursuant to Section 1.6, or otherwise), and any attempt to do so will be null and void. The Earn-Outs and the provisions of Section 1.11 and Section
1.14 relating to such Earn-Outs are intended solely for the benefit of the Persons who immediately prior to the Effective Time were holders of Company Common Stock or Company Options. The right (if any) to receive distributions in connection with any Earn-Out shall be personal to the Persons who immediately prior to the Effective Time were holders of Company Common Stock and Company Options, and such right shall not (x) attach to or run with such stock or options or any Broadcom securities issued in exchange therefor or (y) inure to the benefit of any purchaser, assignee or other transferee either of such stock or options or such Broadcom securities. Notwithstanding the foregoing, an interest in an Earn-Out (including in the Earn-Out Escrow or an Option Escrow) may be assigned or transferred involuntarily pursuant to will or the laws of intestate succession or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code.

              (g) Release of Earn-Out Escrow. Promptly following the final determination of the amount (if any) of an Earn-Out, the Person who immediately prior to the Effective Time was the holder of a Certificate shall be entitled to receive from the Earn-Out Escrow the number of whole shares of Broadcom Common Stock (if any) to which such holder is entitled pursuant to this Section 1.14. Each stockholder of the Company who would otherwise be entitled to a fraction of a share of Broadcom Common Stock (after aggregating all fractional shares of Broadcom Common Stock to be received by such holder) on any Earn-Out Date shall be entitled to receive from Broadcom an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. If it is finally determined that any portion of an Earn-Out has not been earned and cannot be earned as set forth in Schedule 1.14, then the appropriate portion of the shares of Broadcom Common Stock in the Earn-Out Escrow shall be forfeited and shall be released and returned for cancellation to Broadcom from the Earn-Out Escrow.

       1.15 Exemption From Registration; California Permit. Broadcom and the Company intend that the shares of Broadcom Common Stock to be issued pursuant to
Section 1.6 in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act"), by reason of Section 3(a)(10) thereof. Subject to the provisions of Section 5.1(c), Broadcom and the Company intend that the shares of Broadcom Common Stock to be issued pursuant to Section 1.6 in connection with the Merger will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law (the "Fairness Hearing"), and such Fairness Hearing shall also address the assumption by Broadcom of all Company Options, Company Warrants and Company Stock Purchase Rights pursuant to Section 1.6 hereof. Each of Broadcom and the Company shall use commercially reasonable efforts (i) to file promptly following the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities and to assume such Company Options, Company Warrants and Company Stock Purchase Rights required by this Agreement to be assumed by Broadcom (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable thereafter.

       1.16 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, or to effect the assignment to the Surviving Corporation of any and all Company Intellectual Property created by a founder, employee or consultant of the Company (including Intellectual Property created by any of the Company's founders prior to the creation of the Company and which is necessary for the conduct of the business of the Company as currently conducted or proposed to be conducted in the Operating Plan), or to complete and prosecute all domestic and foreign patent filings related to such Company Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to Broadcom, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "Company Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

       2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

       2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the Merger and this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's board of directors has approved this Agreement and declared its advisability. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the board of directors of the Company, and no other action on the part of the board of directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which Broadcom is a party, thereof) by Broadcom, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

       2.3 Capital Stock.

              (a) The authorized capital stock of the Company consists only of 30,000,000 shares of Common Stock, $.001 par value per share (the "Company Common Stock"), of which 13,412,675 shares of Common Stock are issued and outstanding as of the date hereof, and 6,617,611 shares of Preferred Stock, $.001 par value per share (the "Company Preferred Stock"). The designation and status of the Company Preferred Stock is as follows: (i) 450,000 shares are designated as Series A Preferred Stock (the "Company Series A Preferred Stock"), all of which are issued and outstanding as of the date hereof, (ii) 2,117,648 shares are designated as Series B Preferred Stock (the "Company Series B Preferred Stock"), 2,117,647 of which are issued and outstanding as of the date hereof, (iii) 1,148,546 shares are designated as Series C Preferred Stock (the "Company Series C Preferred Stock"), all of which are issued and outstanding as of the date hereof, (iv) 499,880 shares are designated as Series D Preferred Stock (the "Company Series D Preferred Stock"), 479,880 of which are issued and outstanding as of the date hereof, and (v) 2,401,537 shares are designated as Series E Preferred Stock (the "Company Series E Preferred Stock"), 1,919,369 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, no shares of Company Common Stock or Company Preferred Stock are held in treasury or are authorized or reserved for issuance.

              (b) Section 2.3(b) of the Company Disclosure Schedule lists the name and state of residence of each holder of Company Common Stock and Company Preferred Stock provided to the Company by such holder.

              (c) With respect to any Company Common Stock or Company Preferred Stock that has been issued subject to a repurchase option on the part of the Company, Section 2.3(c) of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated).

              (d) Except as set forth in Section 2.3(d) of the Company Disclosure Schedule, there are no outstanding Company Options, Company Warrants, Company Stock Purchase Rights, Restricted Stock Purchase Agreement or shares of Company Restricted Stock or agreements, arrangements or understandings to which the Company is a party

(written or oral) to issue any Options with respect to the Company. With respect to each Company Option, Company Warrant, Company Stock Purchase Right, Restricted Stock Purchase Agreement or share of Company Restricted Stock or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Options or any other equity securities with respect to the Company, Section 2.3(d) of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All of the Company Options, Company Warrants and Company Stock Purchase Rights were issued in compliance with all applicable federal, state and foreign securities Laws.

              (e) Except as set forth in Section 2.3(e) of the Company Disclosure Schedule, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the certificate of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents.

              (f) Except as set forth in Section 2.3(f) of the Company Disclosure Schedule, the terms of the Company Stock Plans and the applicable stock option agreements related to the outstanding Company Options permit the assumption or substitution of options to purchase Broadcom Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, Company Stockholder Action or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those Company Options. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Plans have been provided to Broadcom and, except as provided in Section 1.6(d)(iii), such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Broadcom. Except for the Support Agreements or as set forth in Section 2.3(f) of the Company Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Capital Stock, including any voting trust agreement or proxy. No debt securities of the Company are issued and outstanding.

       2.4 No Subsidiaries. The Company has no (and prior to the Closing will have no) Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

       2.5 Directors and Officers. The names of each director and officer of the Company on the date hereof, and his or her position with the Company, are listed in Section 2.5 of the Company Disclosure Schedule.

       2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

              (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(c) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties; or

              (c) except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except for (A) the filing of the Delaware Certificate of Merger and the California Agreement of Merger, together with the required officers' certificates; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (C) such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties (other than immaterial Liens which will not affect any of the Company Intellectual Property) under or (vii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract or License (other than immaterial Licenses which do not relate to or affect any of the Company Intellectual Property) to which the Company is a party or by which any of the Company's Assets and Properties is bound.

       2.7 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of the Company have been provided or made available to Broadcom or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain in all material respects a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company from the date of the Company's incorporation through the date hereof. The Company has prior to the execution of this Agreement delivered to Broadcom true and complete copies of its certificate of incorporation and bylaws, both as amended through the date hereof. The Company is not in violation of any provisions of its certificate of incorporation or bylaws.

       2.8 Company Financial Statements. Section 2.8(a) of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to

Broadcom are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to Broadcom prior to the date hereof, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Except as set forth in Section 2.8(b) of the Company Disclosure Schedule, since January 1, 1999, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

       2.9 Absence of Changes. Since the Audited Financial Statement Date, except as set forth in Section 2.9 of the Company Disclosure Schedule, there has not been any material adverse effect upon the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse effect upon the Business or Condition of the Company. Since the beginning of its 2000 fiscal year, the Company has operated its business substantially in accordance with its Operating Plan (a copy of which has been provided to Broadcom). In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or the Operating Plan and except as disclosed in Section 2.9 of the Company Disclosure Schedule, since the Audited Financial Statement Date:

              (a) the Company has not entered into any Contract, commitment or transaction or incurred any Liabilities (i) outside of the ordinary course of business consistent with past practice or (ii) involving Liabilities in excess of one hundred thousand dollars ($100,000), individually, or two hundred fifty thousand dollars ($250,000), in the aggregate;

              (b) the Company has not entered into any Contract in connection with any transaction involving a Business Combination;

              (c) the Company has not altered or entered into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

              (d) the Company has not entered into any strategic alliance, joint development or joint marketing Contract;

              (e) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of, any of the Contracts and Licenses set forth or described in the Company Disclosure Schedule (the "Listed Contracts"), except as described therein;

              (f) the Company has not entered into any transaction with any officer, director, stockholder, Affiliate or Associate of the Company, other than pursuant to any Contract disclosed to Broadcom pursuant to (and so identified in) Section 2.9(f), Section 2.18(a) or Section 2.20 of the Company Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.18(a) of the Company Disclosure Schedule;

              (g) the Company has not entered into or amended any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property, other than as contemplated by the Listed Contracts;

              (h) no Action or Proceeding has been commenced or, to the knowledge of the Company, threatened by or against the Company;

              (i) the Company has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Capital Stock or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Capital Stock or Equity Equivalents, except repurchases of Company Capital Stock pursuant to agreements with Company employees, officers, directors and consultants relating to repurchases at cost upon termination of service with the Company;

              (j) except for (i) the issuance of shares of Company Capital Stock upon exercise or conversion of then-outstanding Company Options, Company Warrants, Company Stock Purchase Rights or Company Preferred Stock listed in
Section 2.3(d) of the Company Disclosure Schedule, (ii) the issuance of options available for grant under the Company's existing Company Stock Plans in the ordinary course of business to employees hired after the Audited Financial Statement Date who are not officers of the Company on terms and in amounts consistent with past practice, (iii) the amendments contemplated by Section 1.6(d)(iii), or (iv) the Permitted Grants, (A) the Company has not issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any shares of Company Capital Stock, Equity Equivalents, (B) the Company has not modified or amended the rights of any holder of any outstanding shares of Company Capital Stock or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants, Company Stock Purchase Rights or other Equity Equivalents), (C) there have not been any agreements, arrangements, plans or understandings with respect to any such modification or amendment; and (D) the Company has not granted any Options with an exercise price of less than the fair market value of Company Common Stock on the date the Option was granted (as determined in good faith by the Company's board of directors).

              (k) there has not been any amendment to the Company's certificate of incorporation or bylaws;

              (l) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property;

              (m) the Company has not made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien with respect to a Liability in an amount exceeding one hundred thousand dollars ($100,000) individually, or two hundred fifty thousand dollars ($250,000) in the aggregate, on, any Assets and Properties of the Company, other than dispositions of inventory, or nonexclusive licenses of products to Persons to whom the Company had granted licenses of its products at the Audited Financial Statement Date, in the ordinary course of business of the Company consistent with past practice;

              (n) the Company has not made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and (ii) other acquisitions in an amount not exceeding one hundred thousand dollars ($100,000) in the case of any individual item or two hundred fifty thousand dollars ($250,000) in the aggregate;

              (o) the Company has not made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding one hundred thousand dollars ($100,000);

              (p) the Company has not made or agreed to make any write-off or write-down any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding one hundred thousand dollars ($100,000);

              (q) the Company has not made or agreed to make payment, discharge or satisfaction, in an amount in excess of one hundred thousand dollars ($100,000), in any one case, or two hundred fifty thousand dollars ($250,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financials;

              (r) the Company has not failed to pay or otherwise satisfy any Liabilities presently due and payable of the Company, except such Liabilities which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are immaterial in amount;

              (s) the Company has not incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding one hundred thousand dollars ($100,000) or issued or sold any debt securities of the Company or guaranteed any debt securities of others;

              (t) the Company has not granted any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to Broadcom and the terms of which are disclosed in Section 2.9(t) of the Company Disclosure Schedule;

              (u) except pursuant to a Contract disclosed to Broadcom pursuant to Section 2.9(f) or Section 2.18 of the Company Disclosure Schedule, the Company has not granted or approved any increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company (other than increases pursuant to and disclosed in a Listed Contract);

              (v) the Company has not paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of the Company) to any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company;

              (w) except for the establishment of salary and other compensation benefits for newly hired employees pursuant to the terms of offer letters, copies of which have been provided to Broadcom, the Company has not established or modified any (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

              (x) the Company has not adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

              (y) the Company has not paid or agreed or made any commitment to pay any discretionary or stay bonus;

              (z) to the knowledge of the Company, the Company has not taken or approved any action, including the acceleration of vesting of any Company Options, Company Warrants or other rights to acquire shares of Company Capital Stock, which could reasonably be expected to jeopardize the status of the Merger as a tax-free reorganization;

              (aa) the Company has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

              (bb) the Company has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

              (cc) the Company has not commenced or terminated, or made any change in, any line of business;

              (dd) the Company has not failed to renew any material insurance policy; no material insurance policy of the Company has been cancelled or materially amended; and the Company has given all notices and presented all claims (if any) under all such policies in a timely fashion;

              (ee) there has been no material amendment or non-renewal of any of the Company's Approvals, and the Company has used commercially reasonable efforts to maintain such Approvals and has observed in all material respects all Laws and Orders applicable to the conduct of the Company's business or the Company's Assets and Properties;

              (ff) the Company has taken all action reasonably required to procure, maintain, renew, extend or enforce any Company Intellectual Property necessary for the conduct of the business of the Company as currently conducted or proposed to be conducted in the Operating Plan, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

              (gg) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding one hundred thousand dollars ($100,000).

              (hh) the Company has not repurchased, cancelled or modified the terms of any Company Capital Stock, Equity Equivalents, Company Options, Company Warrants, Company Stock Purchase Rights or other financial instrument that derives value from its convertibility into Company Capital Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) the Company Stock Plans, in each case as in effect at the time of execution and delivery of this Agreement; and

              (ii) the Company has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

       2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Company Financials (including the notes thereto) or as disclosed in
Section 2.10 of the Company Disclosure Schedule, there are no Liabilities of, relating to or affecting the Company or any of its Assets and Properties, other than (a) Liabilities incurred in the ordinary course of business consistent with past practice or the Operating Plan since the Audited Financial Statement Date and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract, or (b) Third Party Expenses.

       2.11 Taxes.

              (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Company Financials.

              (b) The Company has incurred no material liability for Taxes in the period after the date of the Company Financials. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Company Financials and (ii) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

              (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any member of any Relevant Group does not file Tax Returns that the Company or such member is or may be subject to taxation by that jurisdiction.

              (d) The Company and each member of any Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

              (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it or any Relevant Group for any past period. There is no dispute or claim concerning any Tax Liability of the Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due. Section 2.11(e) of the Company Disclosure Schedule indicates those Tax Returns, if any, of the Company and each member of any Relevant Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and each member of any Relevant Group that currently are the subject of audit or examination. The Company has delivered to Broadcom complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and each member of any Relevant Group since the fiscal year ended December 31, 1998.

              (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any Relevant Group.

              (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

              (h) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

              (i) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

              (j) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

              (k) The Company is not involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

              (l) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

              (m) The Company has not made any payments, is not obligated to make any payments, nor is a party to any contract, agreement or arrangement covering any current or former employee or consultant of the Company that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G of the Internal Revenue Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Internal Revenue Code.

              (n) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i) Section 382 of the Internal Revenue Code, (ii)
Section 383 of the Internal Revenue Code, (iii) Section 384 of the Internal Revenue Code, and (iv) Section 1502 of the Internal Revenue Code and Treasury regulations promulgated thereunder.

              (o) Each material election with respect to income Taxes affecting the Company are set forth in Section 2.11(o) of the Company Disclosure Schedule.

              (p) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

       2.12 Legal Proceedings.

              (a) Except as set forth in Section 2.12 of the Company Disclosure
Schedule:

                     (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its Assets and Properties;

                     (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any of its Assets and Properties;

                     (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company; and

                     (iv) the Company has not received notice and does not otherwise have knowledge of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by the Company that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

              (b) Prior to the execution of this Agreement, the Company has delivered to Broadcom all responses of counsel for the Company to auditor's requests for information since the date of incorporation of the Company (July 20, 1998) (the "Incorporation Date") (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company. Section 2.12(b) of the Company Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or, to the knowledge of the Company, threatened against, the Company or any of its Assets and Properties during the period from the Incorporation Date to the date hereof.

       2.13 Compliance with Laws and Orders. Neither the Company nor any of its directors, officers, Affiliates, employees or, to its knowledge, agents has violated in any material respect since the incorporation of the Company, or is currently in default or violation in any material respect under, any Law or Order applicable to the Company or any of its Assets and Properties, and the Company is not aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company since the Incorporation Date.

       2.14 Plans; ERISA.

              (a) Existence of Plans. Except as disclosed in Section 2.14(a) of the Company Disclosure Schedule, (i) neither the Company nor any of its ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Internal Revenue Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Internal Revenue Code, (vi) neither the Company nor any of its ERISA Affiliates is or was a party to any collective bargaining agreement, and (vii) neither the Company nor any of its ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (A) as to which Broadcom will be required to make any contributions or with respect to which Broadcom shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or any Subsidiary or on behalf of any other person, after the Closing, or (B) which Broadcom, the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company or any of its ERISA Affiliates. The Company has delivered to Broadcom true and complete copies of:
(I) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(II) the currently effective Summary Plan Description pertaining to each of the Plans, (III) all annual reports for each of the Plans (including all related schedules), (IV) the most recently filed PBGC Form 1 (if applicable), (V) the most recent Internal Revenue Service determination letter, opinion, notification or advisory letter (as the case may be) for each Plan which is intended to constitute a qualified plan under Section 401 of the Internal Revenue Code and each amendment to each of the foregoing documents, and (VI) for each unfunded Plan, financial statements consisting of (a) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and
(b) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

              (b) Present Value of Benefits. The present value of all accrued benefits under any Plan subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Internal Revenue Code and ERISA, and each such Plan shall be capable of being terminated as of the Closing Date in a "standard termination" under Section 4041(b) of ERISA. With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from the Company or any of its ERISA Affiliates to the PBGC or to any "multi-employer Plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including the termination of any Plan at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable Laws.

              (c) Penalties; Reportable Events. Neither the Company nor any of its ERISA Affiliates is subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Internal Revenue Code, and neither the Company nor any of its ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Internal Revenue Code, or with the requirements referred to in Section 4980D of the Internal Revenue Code, has complied in all material respects. No event has occurred which could subject any Plan to tax under Section 511 of the Internal Revenue Code. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event", as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by the Company or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in
Section 4063(b) of ERISA, or (ii) cessation by the Company or any of its ERISA Affiliates of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. Neither the Company nor any of its ERISA Affiliates, nor any other organization of which any of them are a successor or Broadcom corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

              (d) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company nor any of its ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, opinion, notification or advisory letter from the Internal Revenue Service, and has been operated in accordance with its terms and with the provisions of the Internal Revenue Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Internal Revenue Code and all other applicable Laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Internal Revenue Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Internal Revenue Code is in compliance with such requirements. There are no Liens against the property of the Company or any of its ERISA Affiliates under
Section 412(n) of the Internal Revenue Code or Sections 302(f) or 4068 of ERISA. The Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans.

              (e) Acceleration. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, Broadcom, the Surviving Corporation, or any of their respective Subsidiaries to the PBGC, to any Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant (or any of their dependents) of the Company, Broadcom, the Surviving Corporation, or any of their respective Subsidiaries or any of their dependents, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of the Company or any of their dependents. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no liability of the Company, Broadcom, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (B) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

              (f) COBRA. With respect to each Plan which provides health care coverage, the Company and each ERISA Affiliate have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Internal Revenue Code.

              (g) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute or Action or Proceeding.

       2.15 Real Property.

              (a) Section 2.15(a) of the Company Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the

Company (as lessor or lessee or otherwise) (the "Leased Real Property") and (ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) to which the Company is a party. The Company owns no real property other than Company owned leasehold improvements, if any, on the Leased Real Property.

              (b) Subject to the terms of its respective leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in clause (i) of
Section 2.15(a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.15(b) of the Company Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

              (c) Except as disclosed in Section 2.15(c) of the Company Disclosure Schedule, all improvements on the Leased Real Property (A) comply with and are operated in accordance with applicable laws (including Environmental Laws) and all applicable Liens, Approvals, Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of the Company, threatened against any of such real property or the improvements thereon.

              (d) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by the Company or otherwise), utilized, and/or operated (the "Lease Documents") have been delivered to Broadcom. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between the Company and any third party(ies), or by and among any third party(ies), claiming an interest in the interest of the Company in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

       2.16 Tangible Personal Property. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except as disclosed in Section 2.16 of the Company Disclosure Schedule, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

       2.17 Intellectual Property.

              (a) Section 2.17(a) of the Company Disclosure Schedule lists all Company Registered Intellectual Property (including all trademarks and service marks that the Company has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

              (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Company Disclosure Schedule, is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. The Company (i) owns exclusively all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company; provided, however, that the Company may use trademarks, service marks and trade names of third parties which are licensed to the Company or are in the public domain, and (ii) owns exclusively, and has good title to, each copyrighted work that is a Company product and each other work of authorship that the Company otherwise purports to own.

              (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property. None of the Company Intellectual Property is subject to any source code escrow or similar arrangement.

              (d) Except pursuant to agreements described in Section 2.17(d) of the Company Disclosure Schedule, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

              (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as currently conducted or as proposed to be conducted in the Operating Plan, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

              (f) Section 2.17(f) of the Company Disclosure Schedule lists all Contracts and Licenses (including all inbound Licenses) to which the Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

              (g) Section 2.17(g) of the Company Disclosure Schedule lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

              (h) The operation of the business of the Company as currently conducted or as proposed to be conducted in the Operating Plan, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not (i) infringe or misappropriate the Intellectual Property of any Person, (ii) violate any term or provision of any License or Contract concerning such Intellectual Property (including any provision required by or imposed pursuant to 35 U.S.C. Sections 200-212 in any License or Contract to which the Company is a party requiring that products be manufactured substantially in the United States ("Made-in-America Requirements")), (iii) violate the rights of any Person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any Law, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

              (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i)(1) of the Company Disclosure Schedule lists all actions that must be taken by the Company within ninety (90) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth in Section 2.17(i)(2) of the Company Disclosure Schedule, the Company has registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired ownership of any

Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by and required to protect the Company's ownership rights in and to such Intellectual Property in accordance with applicable Laws, the Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, and the U.S. Copyright Office, as the case may be.

              (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute (or, to the Company's knowledge, facts that may reasonably lead to a dispute) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

              (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

              (l) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, (i) the Company has, and enforces, a policy requiring each employee and each consultant and independent contractor with access to confidential information to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(l) of the Company Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company have executed such an agreement and copies of all such agreements have been provided to Broadcom or made available to Broadcom for review, and (ii) none of the agreements to which the Company is a party substantially in the form of the "Confidentiality Agreement" attached as
Exhibit 2.17(l)(i) to the Company Disclosure Schedule supersedes, amends or otherwise modifies any other agreement that (a) is more comprehensive with respect to the terms dealing with the Company's disclosure of any confidential information and/or trade secrets to any third party and/or (b) is more restrictive on a third-party's use or disclosure of such information and/or trade secrets.

              (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order, Action or Proceeding or "march in" rights that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

              (n) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

              (o) The Company has taken all actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of the Company's products and services by reason of the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. Without limiting the generality of the foregoing, (i) the Company has taken all actions necessary and appropriate to ensure that the IT systems and non-IT systems used by the Company in its internal operations will function properly beyond 1999 (and the Company has no knowledge of any material issues that have arisen in connection therewith) and (ii) the Company has made inquiries of the suppliers listed in Section 2.23(b) of the Company Disclosure Schedule as to the status of their Year 2000 efforts and as a result thereof has not uncovered any problems that could materially disrupt or harm the day-to-day functioning of business and operations of the Company.

              (p) Neither this Agreement nor any transactions contemplated by this Agreement will result in Broadcom's granting any rights or licenses with respect to the Intellectual Property of Broadcom to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

              (q) Section 2.17(q) of the Company Disclosure Schedule sets forth a list of (x) all software which the Company has licensed from any third party which is used by the Company in its products or otherwise in its business (other than standard off-the-shelf software) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company. The Company has all rights necessary to the use of such software, "freeware" and "shareware".

              (r) The Company's products comply in all material respects with all applicable standards and with the feature specifications and performance standards set forth in the Company's product data sheets. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warranties by the Company in connection with the foregoing. All product performance comparisons heretofore furnished by the Company to customers or Broadcom are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

              (s) The Company has taken all reasonably necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. The Company has secured valid written assignments from all founders, consultants and employees who contributed to the creation or development of the Company Intellectual Property. None of such agreements or assignments contains exceptions pursuant to which any founder, employee or consultant claims an interest in any Company Intellectual Property. In the event that the consultant is concurrently employed by the Company and a third party, the Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement, such steps include ensuring that all research and development work performed by such a consultant are performed only on the Company's facilities and only using the Company's resources, except as set forth in Section 2.17(s) of the Company Disclosure Schedule.

       2.18 Contracts.

              (a) Section 2.18(a)(1) of the Company Disclosure Schedule contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been provided to Broadcom prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound (other than employee offer letters). Section 2.18(a)(2) of the Company Disclosure Schedule contains a true and complete list of each Contract of the Company (i) not terminable by the Company upon thirty (30) days (or less) notice by the Company without penalty or obligation to make payments based on such termination or (ii) which provides for continuing design or other services (including engineering and research and development services) by the Surviving Corporation after the Closing Date.

              (b) Each Contract required to be disclosed in Section 2.18(a) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and to the knowledge of the Company, each other party thereto; and except as disclosed in Section 2.18(b) of the Company Disclosure Schedule, to the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract in any material respect (or with notice or lapse of time or both, would be in such violation or breach of or default under any such Contract).

              (c) Except as disclosed in Section 2.18(c) of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has been or could reasonably be expected to result, individually or in the aggregate with any such other Contracts in Losses to the Company or be materially adverse to the Business or Condition of the Company.

              (d) Except as disclosed in Section 2.18(d) of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that
(i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

       2.19 Insurance.

              (a) Section 2.19(a) of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure any of the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or (b) to the knowledge of the Company, have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by the policies set forth in Section 2.19(a) of the Company Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements. Each policy listed in Section 2.19(a) of the Company Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies or of any threatened termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Section 2.19(a) of the Company Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company is a party or by which any of its Assets and Properties is bound.

              (b) Section 2.19(b) of the Company Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company in the last two (2) years. The Company has not received notice that any insurer under any policy listed (or required to be listed) in Section 2.19(b) of the Company Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company has, in the reasonable judgment of the Company, in light of its business, location, operations and Assets and Properties, maintained, at all times, without interruption, appropriate insurance, both in scope and amount of coverages.

       2.20 Affiliate Transactions.

              (a) Except as disclosed in Section 2.9(f) or Section 2.20(a) of the Company Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, stockholder, or to the Company's knowledge, any Affiliate or Associate of the Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

              (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule, each of the Contracts and Liabilities listed in Section 2.20(a) of the Company Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested members of the board of directors of the Company and/or stockholders of the Company, as the case may be, in accordance with Section 144 of Delaware Law.

       2.21 Employees; Labor Relations.

              (a) The Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of the employees performing work for the Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company.

              (b) Each Person who is an employee of the Company is employed at will, and no employee of the Company is represented by a union. Each Person who is an independent contractor of the Company is properly classified as an independent contractor for purposes of all employment related Laws and all Laws concerning the status of independent contractors. Section 2.21(b)(i) of the Company Disclosure Schedule sets forth, individually and by category, the name of each officer, employee, independent contractor and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except as described in Section 2.21(b)(ii) of the Company Disclosure Schedule, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any current or former officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, since the Incorporation Date, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees.

              (c) Since the Incorporation Date, there have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company has complied in all material respects with all laws related to the employment of employees and, except as set forth in Section 2.21(c) of the Company Disclosure Schedule, since the Incorporation Date, the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

              (d) The Company has no written policies and/or employee handbooks or manuals except as described in Section 2.21(d) of the Company Disclosure Schedule.

              (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

       2.22 Environmental Matters. Except as disclosed in Section 2.22 of the Company Disclosure Schedule,

              (a) The Company possesses all material Environmental Permits necessary to or required for the operation of its business. The Company will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or the Company to conduct the business of the Company as it was conducted prior to the Closing.

              (b) The Company is in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

              (c) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has received any written notice of alleged, actual or potential responsibility for, or any written inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

              (d) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has any obligation or liability with respect to any

Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and, to the knowledge of the Company, there have been no events, facts or circumstances which could reasonably form the basis of any such obligation or liability.

              (e) To the knowledge of the Company, no Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

              (f) To the knowledge of the Company, neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

              (g) No Site is an Environmental Clean-up Site.

              (h) There are no Liens under or pursuant to any Environmental Law on any Site.

              (i) To the knowledge of the Company, there is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

              (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site in the possession of the Company or any of its directors, officers or employees which have not been delivered to Broadcom prior to execution of this Agreement.

              (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary, guarantor or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

              (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

       2.23 Substantial Suppliers. Section 2.23(a) of the Company Disclosure Schedule lists the 15 largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent complete fiscal year. Except as disclosed in Section 2.23(b) of the Company Disclosure Schedule, no such supplier has ceased or materially reduced its sales or provision of services to the Company since the Incorporation Date, or, to the knowledge of the Company, has threatened to cease or materially reduce such sales or provision of services after the date hereof. Except as disclosed in Section 2.23(c) of the Company Disclosure Schedule, to the knowledge of the Company, no such supplier is threatened with bankruptcy or insolvency.

       2.24 [Intentionally Omitted].

       2.25 [Intentionally Omitted].

       2.26 Other Negotiations; Brokers; Third Party Expenses. Neither the Company nor any of its officers, directors, employees, agents, or, to the knowledge of the Company, any of its stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Broadcom, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company. Section 2.26 of the Company Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Estimated Third Party Expenses").

       2.27 Banks and Brokerage Accounts. Section 2.27 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

       2.28 Warranty Obligations.

              (a) Section 2.28(a) of the Company Disclosure Schedule sets forth
(i) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (iii) the experience of the Company with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Broadcom prior to the execution of this Agreement.

              (b) Except as disclosed in Section 2.28(b) of the Company Disclosure Schedule, (i) there have not been any material deviations from the Warranty Obligations, and no salesperson, employee or agent of the Company is authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) the balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company
(A) are and were free from material defects in construction and design and (B) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

       2.29 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

       2.30 Tax-Free Reorganization. To the knowledge of the Company, neither the Company nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

       2.31 Financial Projections/Operating Plan.

              (a) The Company has made available to Broadcom certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable as of the date of this Agreement.

              (b) The Company has made available to Broadcom and Broadcom has reviewed and approved the written budget or other written operating plan for the balance of 2000 and 2001 (the "Operating Plan"). The Company makes no representation or warranty regarding its ability to successfully execute the Operating Plan, except that the Company represents and warrants that the Operating Plan was prepared in good faith and is based on assumptions believed by it to be reasonable as of the date of this Agreement.

       2.32 Approvals.

              (a) Section 2.32(a) of the Company Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary

Agreements (other than the filing of the Delaware Certificate of Merger and the California Agreement of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws).

              (b) Section 2.32(b) of the Company Disclosure Schedule contains a list of all material Approvals which are required to be given to or obtained by the Company from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

              (c) Except as set forth in Section 2.32(c)(1) of the Company Disclosure Schedule, the Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and there has been no written notice received by the Company of any material violation or material non-compliance with any such Approvals.

              (d) The affirmative vote or consent of the holders of (i) a majority of the shares of Company Common Stock outstanding as of the applicable record date, voting separately as a class, (ii) a majority of the shares of Company Preferred Stock outstanding as of the applicable record date, voting together (on an "as converted to Company Common Stock" basis) as a separate class, and (iii) a majority of the shares of Company Common Stock and Company Preferred Stock outstanding as of the applicable record date, voting together (on an "as converted to Company Common Stock" basis) as a separate class, are the only votes of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby. The affirmative vote or consent of the holders of a majority of shares of each series of Company Preferred Stock outstanding as of the applicable record date is required to approve the conversion of all outstanding shares of Company Preferred Stock to Company Common Stock prior to consummation of the Merger.

              (e) The shares owned by the Major Stockholders of the Company who have concurrently herewith entered into Support Agreements constitute (i) a majority of the outstanding shares of Company Common Stock, (ii) a majority of the outstanding shares of Company Preferred Stock (on an "as converted to Company Common Stock" basis), (iii) a majority of the outstanding shares of each series of Company Preferred Stock, and (iv) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (on an "as converted to Company Common Stock" basis).

       2.33 Takeover Statutes. No Takeover Statute applicable to the Company is applicable to the Merger or the transactions contemplated hereby.

       2.34 Permit Application; Information Statement. The information supplied by the Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Broadcom Common Stock to be issued in the Merger and (if deemed necessary by Broadcom in its good faith judgment) the Company Options to be assumed in the Merger will be qualified under the California Code (the "Permit Application") shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information statement to be sent to the stockholders of the Company in connection with the Company stockholders' consideration of the Merger (the "Company Stockholder Action") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholder Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Broadcom which is contained in the Permit Application or the Information Statement.

       2.35 No Solicitation. Since September 5, 2000, the Company has not taken nor has the Company permitted any of the Company's officers, directors, employees, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (collectively, "Representatives") to (directly or indirectly), take any of the actions prohibited from being taken on or after the date of this Agreement by Section 4.2 with any Person other than Broadcom and its designees.

       2.36 Disclosure. No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Broadcom pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company has provided Broadcom with all of the Contracts and Licenses and all other material information heretofore requested on behalf of Broadcom in writing concerning the Company in the possession, custody or control of the Company.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF BROADCOM

       Broadcom hereby represents and warrants to the Company, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 3 in the disclosure schedule and schedule of exceptions (the "Broadcom Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

       3.1 Organization and Qualification. Broadcom is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. Broadcom has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Broadcom is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Broadcom.

       3.2 Authority Relative to this Agreement. Broadcom has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Broadcom of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Broadcom of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the board of directors of Broadcom, and no other action on the part of the board of directors of Broadcom is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Broadcom of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Broadcom is a party have been or will be, as applicable, duly and validly executed and delivered by Broadcom and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Broadcom enforceable against Broadcom in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

       3.3 Issuance of Broadcom Common Stock. The shares of Broadcom Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the Company in Section 2.3.

       3.4 SEC Documents; Broadcom Financial Statements. Broadcom has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since December 3, 1999, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Broadcom and all SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Broadcom, including the notes thereto, included in the SEC Documents (the "Broadcom Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Broadcom at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments), it being understood that such financial statements may be required to be restated from time to time as may be required under applicable pooling of interests accounting rules in connection with past, present or future acquisitions. There has been no change in Broadcom's accounting policies except as described in the notes to the Broadcom Financial Statements. Except as reflected or reserved against in the Broadcom Financial Statements, Broadcom has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of Broadcom prepared in accordance with GAAP.

       3.5 No Conflicts. The execution and delivery by Broadcom of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by Broadcom of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Broadcom;

              (b) conflict with or result in a violation or breach of any Law or Order applicable to Broadcom or its Assets or Properties; or

              (c) except as would not have a material adverse effect on the Business or Condition of Broadcom, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Broadcom to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) the filing of the Delaware Certificate of Merger and the California Agreement of Merger, together with the required officers' certificates; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (C) such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Broadcom or any of its Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Broadcom is a party or by which any of its Assets and Properties are bound.

       3.6 Information to be Supplied by Broadcom. The information supplied by Broadcom for inclusion in the Permit Application shall not either at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code or the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Broadcom for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholder Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading. Notwithstanding the foregoing, Broadcom makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

       3.7 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Broadcom.

       3.8 Tax-Free Reorganization. To the knowledge of Broadcom, neither Broadcom nor any of its directors, officers or shareholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

       3.9 Capitalization. The authorized capital stock of Broadcom consists of 800,000,000 shares of Class A Common Stock, $0.0001 par value per share; 400,000,000 shares of Class B Common Stock, $0.0001 par value per share; and 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 139,875,215 shares of Class A Common Stock, 85,669,378 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding as of the close of business on September 30, 2000.

                                    ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

       4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless the Company is required to take such action pursuant to this Agreement or Broadcom shall give its prior consent in writing which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course consistent with past practice and in any event consistent with the Operating Plan provided prior to the date of this Agreement to Broadcom (including continuing to hire new employees at a rate at least at the levels provided in the Operating Plan) (any material deviations from, or material modifications to, the Operating Plan shall be required to be approved in advance by Broadcom), to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all policies required to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Broadcom, knowingly take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section
2.9 (other than actions contemplated by the Operating Plan) or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder or knowingly cause any condition to Broadcom's closing obligations in
Section 6.1 or Section 6.3 not to be satisfied. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as contemplated by the Operating Plan or as set forth in the Company Disclosure Schedule or as required or expressly permitted by this Agreement, the Company shall not do, cause or permit any of the following, without the prior written consent of Broadcom:

              (a) Charter Documents: cause or permit any amendments to its certificate of incorporation or bylaws;

              (b) Dividends; Changes in Capital Stock: declare or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

              (c) Stock Option Plans: except as set forth in Section 1.6(d)(iii) of the Company Disclosure Schedule, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or grant any Option with an exercise price of less than the fair market value of the Company Common Stock on the date the Option was granted (as determined in good faith by the Company's board of directors following consultation with, and consistent with the advice provided by, each of the Company's and Broadcom's independent public accountants); grant any additional Company Options (other than Permitted Grants), grant any Company Option which permits early exercise or provide loans or any other source of financing to facilitate early exercise of any previously issued Company Option;

              (d) Contracts: enter into any Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than Contracts in the ordinary course of business consistent with past practice which involve total obligations of less than one hundred thousand dollars ($100,000) and which are not otherwise material to the business of the Company;

              (e) Issuance of Securities: issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the conversion of outstanding shares of Company Preferred Stock and the exercise of Company Options or Company Warrants outstanding as of September 5, 2000, and grants to existing employees or employees hired after the date of this Agreement with the approval of Broadcom;

              (f) Intellectual Property: dispose of, license or transfer to any person or entity any rights to any Company Intellectual Property other than non-exclusive licenses in connection with the sale of Company products in the ordinary course of business consistent with past practice;

              (g) Exclusive Rights: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company's products or technology;

              (h) Dispositions: sell, lease, license or otherwise dispose of or encumber in any material respect any of Company's properties or assets, except for sales of products (and related nonexclusive licenses) in the ordinary course consistent with past practice;

              (i) Indebtedness: incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (j) Leases: enter into any operating lease;

              (k) Payment of Obligations: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financials;

              (l) Capital Expenditures: make any capital expenditures, capital additions or capital improvements except in accordance with the Company's Operating Plan;

              (m) Insurance: reduce the amount of any insurance coverage provided by existing insurance policies;

              (n) Termination or Waiver: terminate or waive any right of substantial value;

              (o) Employee Benefit Plans; New Hires; Pay Increases: adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level, consultant, employee, pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant;

              (p) Severance Arrangements: grant any severance or termination pay
(i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

              (q) Lawsuits: commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Broadcom prior to the filing of such a suit, or (iii) for a breach of this Agreement;

              (r) Acquisitions: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

              (s) Taxes: make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return other than Company's corporate Tax Return for the year ended December 31, 1999, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (t) Revaluation: revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; or

              (u) Other: take or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(t) above, or any other action that would prevent the Company from performing, or cause the Company not to perform, its covenants and agreements hereunder.

       4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1, the Company will not take (and since September 5, 2000 inclusive has not taken), nor will the Company (and since September 5, 2000 inclusive has not permitted) permit any of the Company's Representatives to (directly or indirectly), take any of the following actions with any Person other than Broadcom and its designees: (a) solicit, encourage, initiate, entertain, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer, indication of interest or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized),
(b) provide information not customarily disclosed consistent with the

Company's past practices with respect to the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) to any Person, other than Broadcom, relating to (or which the Company believes or should reasonably know would be used for the purpose of formulating an offer, indication of interest or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiary is in existence on the date hereof or is hereafter organized), (c) agree to, or enter into a Contract with any Person, other than Broadcom, providing for, or approve a Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or is hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or is hereafter organized) other than by Broadcom, or (e) authorize or permit any of the Company's Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. It shall not be a breach of this Section 4.2 if the Company or its Representatives receive inquiries regarding any Business Combination; provided that the Company complies with the notice provisions of this Section 4.2 and the Company and its Representatives comply with the confidentiality obligations of the Confidentiality Agreement and the Company and any of its Representatives respond to such inquiries by refusing to discuss the matter further with such third party or by indicating, consistent with their obligations under Section 4.2 hereof and the Confidentiality Agreement, that neither the Representative nor the Company may discuss the matter. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer, indication of interest or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company shall immediately notify Broadcom thereof, such notice to include the identity of the Person or Persons making such offer, indication of interest or proposal, and will keep Broadcom apprised on a current basis of the status of any such offer, indication of interest or proposal and of any modifications to the terms thereof; provided, however, that this provision shall not in any way be deemed to limit the obligations of the Company and its Representatives set forth in the second preceding sentence. Each of the Company and Broadcom acknowledge that this
Section 4.2 was a significant inducement for Broadcom to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the stockholders of the Company in the Merger or (ii) a failure to induce Broadcom to enter into this Agreement.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

       5.1 Information Statement; Permit Application.

              (a) As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare, with the full cooperation of Broadcom, the Information Statement for the stockholders of the Company to approve this Agreement, the

California Agreement of Merger and the transactions contemplated hereby. Broadcom and the Company shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Broadcom and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Broadcom, and Broadcom will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Broadcom, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the board of directors of the Company that the Company's stockholders approve the Merger and this Agreement and the conclusion of the board of directors that the terms and conditions of the Merger are advisable and fair and reasonable to, and in the best interests of, the stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Broadcom or its affiliates or associates, the form and content of which information shall not have been approved by Broadcom prior to such inclusion.

              (b) As soon as reasonably practicable after the execution of this Agreement, Broadcom shall prepare, with the cooperation of the Company, and file the Permit Application. Broadcom and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Broadcom and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and completion of the Permit Application. The Company will promptly advise Broadcom, and Broadcom will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Broadcom, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Broadcom shall not include in the Permit Application any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

              (c) In the event that it is determined by Broadcom, following consultation with the Company, that the California Permit cannot be obtained, or cannot reasonably be expected to be obtained, in time to permit the Closing to occur on or before January 15, 2001 then Broadcom and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Broadcom Common Stock to be issued pursuant to Section 1.6 in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to Broadcom and the Company. The parties hereto acknowledge and agree that in such event: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Broadcom shall be entitled to obtain from each stockholder of the Company a Stockholder Certificate in the form attached hereto as Exhibit F (or such other form as shall be reasonably satisfactory to Broadcom) (the "Stockholder Certificate") and that Broadcom will be relying upon the representations made by each stockholder of the Company in the applicable Stockholder Certificate in connection with the issuance of Broadcom Common Stock to such stockholder, (ii) at the Closing, Broadcom shall execute and deliver a backup registration rights agreement (the "Backup Registration Rights Agreement") granting Form S-3 registration rights with respect to the shares subject to terms, condition, limitations, blackout periods and postponement rights (as reasonably requested by Broadcom to accommodate other potential acquisitions and significant corporate developments) reasonably acceptable to the parties; (iii) the shares of Broadcom Common Stock so issued pursuant to
Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iv) the certificates representing the shares of Broadcom Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

       5.2 Stockholder Approval. As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Merger to all Company stockholders and shall use commercially reasonable efforts to take all other action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of the stockholders of the Company or to secure the written consent of its stockholders ("Company Stockholder Action") within ten (10) days of the issuance of the California Permit. The Company shall submit this Agreement and the Agreement of Merger to its stockholders for adoption whether or not the Company's board of directors determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that its stockholders reject it. The Company shall consult with Broadcom regarding the date of the Company Stockholder Action and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the stockholders of the Company without the consent of Broadcom, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from stockholders of the Company proxies or written consents in favor of the Merger and this Agreement and shall take all other action necessary or advisable to secure the vote or written consent of stockholders required to effect the Merger. The Company shall establish a record date for determining the stockholders of the Company entitled to vote or consent in connection with the Company Stockholder Action that is as early as possible after the date of this Agreement. The materials submitted to the stockholders of the Company in respect of the Merger shall have been subject to prior review and comment by Broadcom and shall include (a) information regarding the Company, the terms of the Merger and this Agreement, (b) the unanimous recommendation of the board of directors of the Company that the Company's stockholders approve the Merger and this Agreement and the transactions contemplated hereby and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Broadcom Common Stock in the Merger,
(c) the conclusion of the board of directors of the Company that the terms and conditions of the Merger are advisable, fair and reasonable to, and in the best interests of, the Company's stockholders and (d) such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Broadcom Common Stock in the Merger.

       5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (a) give Broadcom and its officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location; (b) permit Broadcom to make such inspections as it may reasonably require; (c) cause its officers to furnish Broadcom such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as Broadcom from time to time may reasonably request, including financial statements and schedules; (d) allow Broadcom the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with Broadcom in the development of integration plans for implementation by Broadcom and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Broadcom pursuant to this Section 5.3 may be used by Broadcom for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

       5.4 Confidentiality. The parties acknowledge that Broadcom and the Company have previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Broadcom and its officers, employees, accountants and counsel by the Company, and all information furnished to the Company by Broadcom and its officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreement, and Broadcom and the Company shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives.

       5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Broadcom shall have the right to approve Third Party Expenses to be incurred by the Company between the date hereof and the Closing, including fees and expenses of legal counsel, accountants, financial advisors, auditors and tax advisors, which such approvals will not be unreasonably withheld, and the

Company shall not pay any such Third Party Expenses that have not been so approved. The Company may pay at the Closing any Third Party Expenses that have been approved by Broadcom, provided that the Company provides Broadcom with detailed back-up documentation for such Third Party Expenses at least ten days prior to the Closing and provides Broadcom with a meaningful opportunity to discuss such documentation and expenses with the Company and the service provider.

       5.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to Broadcom, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Broadcom and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed. Broadcom and the Company agree to consult with each other as to the contents of the public disclosure prior to its release. Notwithstanding the foregoing, (a) Broadcom and the Company shall be permitted to disclose the existence of this Agreement to their customers, suppliers and sales representatives with whom they have non-disclosure agreements that apply to such disclosure (or the other party otherwise agrees to such disclosure) and, except as prohibited by Section 4.2, for which there is a business reason for the disclosure and (b) pursuant to Section 4.2, the Company may, in general terms only, in response to inquiries from third parties concerning any Competing Proposed Transaction, respond that the Company is under a contractual obligation not to discuss such matters.

       5.7 Approvals. The Company shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Broadcom shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

       5.8 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Broadcom a properly executed statement in a form reasonably acceptable to Broadcom for purposes of satisfying Broadcom's obligations under Treasury Regulation Section 1.1445-2(c)(3).

       5.9 Notification of Certain Matters. The Company shall give prompt notice to Broadcom, and Broadcom shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Broadcom, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure of the Company or Broadcom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

       5.10 Company Affiliate Agreements. Section 5.10 of the Company Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment following consultation with legal counsel and accounting advisors, are or may be "affiliates" of the

Company within the meaning of Rule 145 under the Securities Act (the "Company Affiliates"). The Company shall provide Broadcom such information and documents as Broadcom shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Broadcom on or prior to the Closing from each of the Company Affiliates, an executed Company Affiliate Agreement. The Company agrees that if any Person would have been a Company Affiliate had such Person been a stockholder of the Company as of the date of this Agreement, the Company shall cause such person to execute and deliver to the Company a Company Affiliate Agreement promptly upon such Person attaining such status.

       5.11 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Merger; provided, however, that Broadcom shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 6 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

       5.12 Indemnification. Broadcom, the Company and the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in its certificate of incorporation or bylaws or indemnification agreements as in effect on the date of this Agreement shall continue in full force and effect for a period of four (4) years from and after the Closing Date, assuming the consummation of the Merger; provided, however, that, in the event any claim or claims are asserted or made within such four (4) year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the certificate of incorporation or bylaws or indemnification agreements of the Surviving Corporation or otherwise shall be made by independent counsel selected by the Surviving Corporation reasonably satisfactory to the Company Indemnified Party (whose fees and expenses shall be paid by the Surviving Corporation), which such determination shall be final and binding on the parties thereto. The Company hereby represents and warrants to Broadcom that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

       5.13 Form S-8. Broadcom shall file a registration statement on Form S-8 for the shares of Broadcom Common Stock issuable with respect to assumed Company Options promptly after the Effective Time (and in any event within fifteen (15) Business Days thereafter) to the extent the shares of Broadcom Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

       5.14 NNM Listing of Additional Shares Application. Prior to the Effective Time, Broadcom shall, to the extent required by the rules of the NNM, notify the NNM of the shares of Broadcom Common Stock to be issued, and the shares of Broadcom Common Stock required to be reserved for issuance, in connection with the Merger, to the effect that such shares may be traded on the NNM immediately after the Effective Time (subject to compliance with Rule 145 under the Securities Act).

       5.15 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Broadcom to comply with applicable SEC regulations, (b) the review of any Company audit or review work papers, including the examination of selected interim financial statements and data and (c) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Broadcom or its accountants.

       5.16 Termination of 401(k) Plans. Unless Broadcom requests otherwise in writing, the board of directors of the Company shall adopt resolutions terminating, effective as of the day prior to the Closing Date, any Plan which is intended to meet the requirements of Section 401(k) of the Internal Revenue Code, and which is sponsored, or contributed to, by the Company or any Subsidiary. At the Closing, the Company shall provide Broadcom (a) executed resolutions of the board of directors of the Company authorizing such termination and (b) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

       5.17 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

       5.18 Treatment as Reorganization. Neither Broadcom nor the Company shall take any action prior to or following the Closing that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

       5.19 Company Repurchases. The Company will exercise any rights that mature between the date hereof and the Effective Time to repurchase any outstanding shares of Company Capital Stock at the price at which such shares were issued .

       5.20 Information Technology Access. In furtherance of the Company's agreement in Section 5.3 and to facilitate prompt integration following the Closing of the Company's information technology ("IT") inventory (e.g., voice and data network services and software and hardware, licenses, financial/accounting software, IT budgets, etc.) with Broadcom's, the Company will provide Broadcom and its Representatives with access to the Company's IT inventory, as well as the Company's personnel responsible for such IT inventory. Because of the substantial lead time that may be required to order and install new software and hardware to integrate the Company's IT systems with Broadcom's, and the importance of a smooth integration of such IT systems promptly after the Closing, the Company agrees that Broadcom may order, either in Broadcom's name or, if required by the vendor, the Company's name, any new IT services, hardware and software that Broadcom believes will be needed at the Company's facilities in order to integrate Broadcom's and the Company's respective operations following the Closing. The Company will cooperate with Broadcom in the installation of such IT systems, hardware and software prior to and in anticipation of the Closing, including providing Broadcom with reasonable access to and use of the Company's appropriate personnel. If required by the vendor, at Broadcom's request, the Company will place IT systems, hardware and software orders in the Company's name. For clarity, it is the parties' intent not to connect any of the ordered services or systems prior to the Closing. Broadcom and the Company agree to cooperate with each other to minimize any potential disruption to the Company's business from the IT integration efforts; provided, however, that Broadcom will not have any liability to the Company for any such disruption or as may otherwise result from the IT integration efforts, except as may be directly caused by Broadcom's gross negligence or willful misconduct; and provided further that in no event will Broadcom have any liability to the Company for any indirect, incidental, consequential, special or speculative damages, including damages for loss of profits or use, business interruption or loss of goodwill, irrespective of whether such damages arise under contract, tort, statute or otherwise and whether or not the Company has given Broadcom advance notice of the possibility of such damages. If the Closing does not occur, other than because of the Company's breach of the Merger Agreement, Broadcom will reimburse the Company for its reasonable and documented out-of-pocket costs incurred by it in connection with the ordering and installation of IT services, hardware and software. If Broadcom is so required to reimburse the Company, Broadcom will own any such hardware and software and will pay for its removal from Company premises. Broadcom and the Company will cooperate in the removal of any such hardware or software so as to minimize any disruption to the Company's business. In addition, if the Closing does not occur, the Company will cooperate with Broadcom in canceling any orders for IT services, hardware or software and will otherwise act to minimize the costs which might be incurred in connection with the IT integration efforts.

       5.21 Change of Merger Form. The Company agrees that in the event Broadcom requests that the transactions contemplated hereby be effected through a different form of merger (including a reverse triangular or forward triangular merger) than the form presently contemplated herein, and provided that the alternative form of merger is in any event intended to qualify as a tax-free reorganization, and the Company reasonably determines that it is expected to so qualify, the Company shall cooperate with Broadcom in effecting the alternative form of merger and will take all reasonably necessary action towards such end, including the execution of any amendments to this Agreement (provided that such amendments relate only to the alternative form of merger and any related matters and do not include any other substantive changes not otherwise agreed between the parties).

       5.22 Intellectual Property. The Company shall give Broadcom prompt notice that any Person shall have (a) commenced, or shall have notified the Company in writing that it intends to commence, an Action or Proceeding or (b) provided the Company with written notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in any development tools (including standard cells) or design environments designed or modified by the Company infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property. The Company shall cooperate with Broadcom in making arrangements, prior to the Closing Date, satisfactory to Broadcom in its sole discretion to effect the assignment to the Company of all Intellectual Property created by the Company's founders, employees and consultants in the course of providing services to the Company, including Intellectual Property created by the Company's founders prior to the Company's incorporation and which is necessary for the operation of the business of the Company as currently conducted or proposed to be conducted in the Operating Plan, and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto. The Company shall take commercially reasonable actions to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to the Company Registered Intellectual Property, received from Governmental or Regulatory Authorities. At the Closing, the Company will notify Broadcom of all material actions which must be taken within the ninety (90) days following the Closing Date and which are necessary to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto.

       5.23 Delivery of Stock Ledger and Minute Book of the Company. The Company shall deliver its stock ledger and minute book to Broadcom at the Closing.

       5.24 Adjustment of Base Share Number and Earn-Out Share Numbers. The parties acknowledge that the Company intends to issue Company Options to new employees of the Company in the ordinary course of business between the date hereof and the Closing Date. Broadcom and the Company acknowledge that the Base Share Number and the Earn-Out Amount will be increased in accordance with
Schedule 5.24(a) as necessary to offset the dilutive effect of grants of Company Options to newly hired Company employees between the date hereof and the Closing to the extent that such new hires and grants of Company Options are approved by Broadcom. The Company shall notify Broadcom of grants of Company Options made to newly-hired employees and shall provide Broadcom with such information as Broadcom shall request in order for Broadcom to determine whether an increase in the Base Share Number and the Earn-Out Amount is required in connection with such grant. The Base Share Number and the Earn-Out Amount will be increased pursuant to this Section 5.24 only if Broadcom and the Company agree in writing to such increase. In no event will the Closing be delayed, postponed or affected if there is a dispute between the

Company and Broadcom as to whether the Base Share Number and the Earn-Out Amount are required to be increased pursuant to this section. If any such dispute cannot be resolved before the Closing, such dispute will be resolved post-Closing by Broadcom and the Stockholder Agent pursuant to the dispute resolution provisions of this Agreement.

       5.25 Certain Actions Relating to the Holders of Warrants and Preferred Stock. The Company shall take all requisite commercially reasonable efforts (a) to cause all Company Warrants (if any) that would otherwise be outstanding and exercisable at or immediately prior to the Effective Time to be exercised in full, by means of a cash exercise (and not by means of net exercise), for shares of Company Capital Stock prior to the Effective Time (and thereafter converted, as applicable, into shares of Company Common Stock), and to cause the cash exercise price therefor to be paid to the Company; and (b) to cause the holders of all outstanding Company Warrants (if any) to execute and deliver to the Company waivers of notice with respect to the notice that would otherwise be applicable to the Merger.

       5.26 Employee Benefits. On or as soon as practicable following the Closing Date, as determined by Broadcom, continuing employees of the Company ("Continuing Employees") shall be eligible to participate in those benefit plans maintained for similarly situated employees of Broadcom (or in substantially similar programs), on substantially the same terms applicable to similarly situated employees of Broadcom. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with the Company credited under a similar plan prior to the Closing Date, subject to appropriate break in service rules and any limitations contained in any applicable plan; provided, however, that no such prior service credit shall apply with respect to the vesting schedule of any options or other similar incentive awards granted by Broadcom to the Continuing Employees. Each such employee shall, with respect to any Broadcom plan which has co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Closing Date under comparable plans or programs maintained by the Company prior to the Closing Date, subject to limitations contained in any applicable plan. Each Continuing Employee and eligible dependent who, at the Closing Date, was participating in an employee group health plan maintained by the Company shall not be excluded from Broadcom's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation, subject to any limitation contained in any applicable plan. As a condition to employment with Broadcom, each Continuing Employee shall be required to execute Broadcom's standard form of employee proprietary information and inventions agreement.

       5.27 Capitalization Table. The Company shall deliver to Broadcom prior to the Closing Date a capitalization table for the Company as of the Closing Date in a form acceptable to Broadcom.

                                    ARTICLE 6
                            CONDITIONS TO THE MERGER

       6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been timely obtained, except for any such approvals the failure of which to obtain would not have a material adverse effect on the Business or Condition of Broadcom or the Company; and any waiting period applicable to the consummation of the Merger under the HSR Act (other than with respect to the receipt of Broadcom Common Stock by a stockholder of the Company) shall have expired or been terminated.

              (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Broadcom were to agree to limitations on its business activities or operations.

              (c) Tax Opinions. Broadcom and the Company shall each have received written opinions from its outside legal counsel, in form and substance reasonably satisfactory to the receiving party, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

              (d) Stockholder Approval. The Merger shall have been approved by the requisite votes of the Company's stockholders in accordance with Delaware Law.

              (e) Fairness Hearing and California Permit; Private Placement Alternative. The fairness hearing shall have been held by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California. In the alternative, each of the stockholders of the Company shall have delivered an executed copy of the Stockholder Certificate, and Broadcom shall be reasonably satisfied that the shares of Broadcom Common Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

              (f) Listing of Additional Shares. If required by applicable Nasdaq rules, the shares of Broadcom Common Stock to be issued, and the shares of Broadcom Common Stock required to be reserved for issuance, in connection with the Merger, shall have been authorized for listing on the NNM upon official notice of issuance.

       6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

              (a) Representations and Warranties. The representations and warranties of Broadcom contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of Broadcom; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all qualifications and exceptions referring to a "material adverse change in the Business or Condition of Broadcom" or a "material adverse effect on the Business or Condition of Broadcom" and other materiality qualifications and materiality exceptions contained in such representations and warranties shall be disregarded; and provided, further, that none of the following, in and of themselves, either alone or in combination, shall constitute a material adverse change (it being understood that Broadcom shall have the burden of proof in applying this exception): (x) changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the performance of the pre-closing covenants set forth in this Agreement or (y) any material adverse change resulting from changes in economic conditions in the economy generally or the semiconductor industry generally.

              (b) Performance. Broadcom shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Broadcom at or before the Closing.

              (c) Officers' Certificates. Broadcom shall have delivered to the Company a certificate, dated the Closing Date and executed by its President and Chief Executive Officer, substantially in the form set forth in Exhibit G-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of Broadcom, substantially in the form set forth in Exhibit G-2 hereto.

              (d) Legal Opinion. The Company shall have received a legal opinion from Irell & Manella LLP, counsel to Broadcom, as to the matters set forth in Exhibit H.

              (e) Tax Representation Letter. Broadcom shall have executed and delivered to Irell & Manella LLP and Pillsbury Madison & Sutro LLP a Tax Representation Letter in substantially the form attached as Exhibit I.

       6.3 Additional Conditions to the Obligations of Broadcom. The obligations of Broadcom to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Broadcom:

              (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all qualifications and exceptions referring to a "material adverse change in the Business or Condition of the Company" and other materiality qualifications and exceptions contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement (other than to reflect actions taken by the Company which are not in violation of the covenants of this Agreement) shall be disregarded; and provided, further, that none of the following, in and of themselves, either alone or in combination, shall constitute a material adverse change (it being understood that the Company shall have the burden of proof in applying this exception): (x) changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the performance of the pre-closing covenants set forth in this Agreement or (y) any material adverse change resulting from changes in economic conditions in the economy generally or the semiconductor industry generally.

              (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date, and shall have performed and complied with in all respects the agreement and obligation set forth in Section 1.6(d)(iii)(B) of this Agreement.

              (c) Officers' Certificates. The Company shall have delivered to Broadcom a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit J-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit J-2 hereto.

              (d) Third Party Consents. Broadcom shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed (or required to be listed) in Section 2.6 of the Company Disclosure Schedule (except for such consents, approvals and waivers the absence of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the Company), and that all such consents, approvals and waivers are in full force and effect.

              (e) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

              (f) Legal Opinion. Broadcom shall have received a legal opinion from Pillsbury Madison & Sutro LLP, legal counsel to the Company, as to the matters set forth in Exhibit K.

              (g) Tax Representation Letter. The Company shall have executed and delivered to Irell & Manella LLP and Pillsbury Madison & Sutro LLP a Tax Representation Letter in substantially the form attached as Exhibit L.

              (h) Non-Competition Agreements. Each of the persons listed on
Schedule 6.3(h) shall have executed and delivered to Broadcom a Non-Competition Agreement and all of the Non-Competition Agreements shall be in full force and effect.

              (i) Delivery of Agreements.

                     (i) Each Company Affiliate shall have executed and delivered to Broadcom a Company Affiliate Agreement, and no breach of any Company Affiliate Agreement shall have occurred or be continuing.

                     (ii) Each of the Major Stockholders shall have executed and delivered to Broadcom a Support Agreement, and no breach of any Support Agreement shall have occurred or be continuing.

                     (iii) Each of the Founders shall have executed and delivered to Broadcom the Vesting Amendment Agreement in the form attached as Exhibit E-1.

              (j) Employees. The employees of the Company set forth on Schedule 6.3(j) shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate), following the Merger or that they are not willing or do not intend to execute and deliver to Broadcom Broadcom's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect (a particular employee shall be excluded if, as of the Closing, such employee shall not have been offered employment by Broadcom or one of its Subsidiaries at at least the same base salary that such employee received from the Company as of the date of this Agreement or another salary acceptable to such employee). At least ninety percent (90%) of the engineering and research and development employees of the Company (excluding the employees identified on Schedule 6.3(j)) employed as of the date of this Agreement shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate) following the Merger or to execute and deliver to Broadcom Broadcom's standard forms of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect. Any one (but not more than one) Company employee who ceases to be employed by the Company as a result of death or bona fide permanent disability will be excluded from the numerator and the denominator in calculating such percentage.

              (k) Limitation on Dissent. Holders of no more than four percent (4.0%) of the outstanding shares of Company Capital Stock, on an "as if converted to Company Common Stock" basis, shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

              (l) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since September 5, 2000; provided, however, that none of the following, in and of themselves, either alone or in combination, shall constitute a material adverse change (it being understood that the Company shall have the burden of proof in applying this exception): (x) changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the performance of the pre-closing covenants set forth in this Agreement or (y) any material adverse change resulting from changes in economic conditions in the economy generally or the semiconductor industry generally.

              (m) Company Intellectual Property. No Person shall have (i) commenced, or shall have notified either party to this Agreement that it intends to commence, an Action or Proceeding or (ii) provided the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in development tools (including standard cells) or design environments designed or modified by the Company, infringes or otherwise violates the intellectual property rights of such Person, or is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property; provided, however, that such Action or Proceeding is deemed in good faith by Broadcom to constitute, or to be reasonably likely to result in, a material adverse change in the Business or Condition of the Company.

              (n) Assignment of Intellectual Property. Arrangements satisfactory to Broadcom in its reasonable discretion shall have been made to effect the assignment to the Company of all Intellectual Property created by the Company's founders, employees and consultants, including Intellectual Property created by the Company's founders prior to the Company's incorporation which is necessary for the operation of the business of the Company as currently conducted or proposed to be conducted in the Operating Plan, and to obtain the full cooperation of such Persons to complete and prosecute all appropriate U.S. and foreign patent filings related thereto.

              (o) Stockholder Approval of Certain Payments. Any agreements or arrangements that are reasonably likely to result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code shall have been approved by such number of stockholders of the Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner that satisfies all applicable requirements of such Section 280G(b)(5)(B) and the proposed Treasury regulations thereunder, including Q-7 of Section 1.280G-1 of such proposed regulations.

              (p) Certain Waivers and Actions. (i) All outstanding Company Warrants (if any) that would otherwise be outstanding and exercisable at or immediately prior to the Closing shall have been exercised in full, by means of a cash exercise (and not by net exercise), for shares of Company Capital Stock prior to the Closing (and thereafter converted, as applicable, into shares of Company Common Stock) and the cash exercise price therefor shall have been received by the Company; (ii) the holders of all outstanding Company Warrants shall have executed and delivered to the Company waivers of notice with respect to the notice that would otherwise be applicable to the Merger; and (iii) the holders of all outstanding Company Options, Company Stock Purchase Rights and Company Restricted Stock shall have executed and delivered to the Company waivers of any acceleration of vesting (whether with the passage of time, upon the occurrence of certain events or otherwise) that might occur, result from or be related to the transactions contemplated by this Agreement and the Ancillary Agreements.

              (q) Termination of 401(k) Plan. The Company shall have provided to Broadcom (i) executed resolutions of the board of directors of the Company authorizing the termination and (ii) an executed amendment to any 401(k) Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of any 401(k) Plan will be maintained at the time of termination if such Plan has been adopted or is in existence.

                                    ARTICLE 7
       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS;
                                ESCROW PROVISIONS

       7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Broadcom or the Company (whether or not exercised) to investigate the affairs of Broadcom or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by Broadcom or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for (i) the covenant contained in Section 5.12 (which shall survive for the period set forth therein) and (ii) Article 7 (which shall survive until termination of the escrow created thereby and the satisfaction of any other obligations described therein), all of the representations, warranties, covenants and agreements of the Company and Broadcom contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the eighteen (18) month anniversary of the Closing Date (the "Expiration Date").

       7.2 Escrow Provisions.

              (a) Establishment of the Escrow Fund. As soon as reasonably practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of Broadcom Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Broadcom following the Effective Time), such deposit to constitute the "Escrow Fund" to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate number of shares of Broadcom Common Stock which such holder would otherwise be entitled under Section 1.6. Notwithstanding the references in this Agreement to the "escrow" and the Escrow Fund, the parties acknowledge and agree that the Depositary Agent is acting as a depositary and not as an escrow agent pursuant to this Article 7.

              (b) Recourse to the Escrow Fund. The Escrow Fund shall be available to compensate Broadcom and its officers, directors, employees, agents, Affiliates and Associates (collectively, the "Broadcom Indemnitees") for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Broadcom or any other Broadcom Indemnitee as a result of any inaccuracy in or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company contained herein or in the Ancillary Agreements or in any instrument delivered pursuant to this Agreement; provided, however, that, except in the case of claims for Losses resulting from a breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or the related sections of the Company Disclosure Schedule, Broadcom may not make any claims against the Escrow Fund unless the aggregate Losses incurred or sustained exceed two million three hundred thousand dollars ($2,300,000) (at which such time claims may be made for all Losses incurred or sustained). The dollar threshold set forth in the immediately preceding proviso shall not apply to Losses resulting from any breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or the related sections of the Company Disclosure Schedule, which shall be recoverable without respect to any threshold amount. Broadcom and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the stockholders of the Company. The stockholders of the Company shall not have any liability under this Agreement of any sort whatsoever in excess of the Escrow Fund, and the Escrow Fund shall be the sole and exclusive remedy of Broadcom, except in the case of either fraud or willful misconduct (i.e., an intentional breach of a representation, warranty, covenant or agreement, but excluding a negligent or reckless breach) by the Company of any of its representations, warranties, agreements or covenants contained in this Agreement, the Ancillary Agreements or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith. In the event of such a fraudulent or willful breach, Broadcom shall have all remedies available at law or in equity (including for tort) with respect to such breach; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, except in the event that such stockholder induced or participated in such fraud or willful misconduct, in no event shall any stockholder of the Company have any liability (i) in excess of the stockholder's pro rata share of such liability or (ii) in excess of the Merger consideration received by such stockholder in connection with the Merger or the proceeds, if any, received by such stockholder in connection with the disposition of such Merger consideration.

              (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of Broadcom Common Stock remaining in the Escrow Fund shall be distributed as set forth in this Section 7.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Broadcom, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 7.2(g), to satisfy any unsatisfied claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such unsatisfied claims, if any, have been resolved, the Depositary Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such unsatisfied claims. Deliveries of shares of Broadcom Common Stock remaining in the Escrow Fund to the stockholders of the Company pursuant to this Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund. Each stockholder of the Company who would otherwise be entitled to a fraction of a share of Broadcom Common Stock (after aggregating all fractional shares of Broadcom Common Stock to be received by such holder) shall be entitled to receive from Broadcom an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. Broadcom shall use its commercially reasonable efforts to have such shares and cash delivered within five (5) Business Days after such resolution.

              (d) Protection of Escrow Fund.

                     (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Broadcom and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                     (ii) Any shares of Broadcom Common Stock or other Equity Equivalents issued or distributed by Broadcom ("New Shares") in respect of Broadcom Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Broadcom Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Broadcom Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Broadcom Common Stock on the record date set for any such dividend.

                     (iii) Each stockholder shall have voting rights with respect to the shares of Broadcom Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Broadcom Common Stock).

              (e) Claims Upon Escrow Fund.

                     (i) Upon receipt by the Depositary Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Broadcom (an "Officer's Certificate"): (A) stating that Broadcom or another Broadcom Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the Ancillary Agreements or in any instrument or agreement delivered pursuant to this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Depositary Agent shall, subject to the provisions of
Section 7.2(f), deliver to Broadcom out of the Escrow Fund, as promptly as practicable, shares of Broadcom Common Stock held in the Escrow Fund in an amount equal to such Losses. Where the basis for a claim upon the Escrow Fund by Broadcom is that Broadcom reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Escrow Fund for such Loss unless and until such Loss is actually paid or accrued.

                     (ii) For the purposes of determining the number of shares of Broadcom Common Stock to be delivered to Broadcom out of the Escrow Fund pursuant to Section 7.2(e)(i), the shares of Broadcom Common Stock shall be valued at the Closing Price.

              (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and the other Persons set forth in Section
9.1 hereof, and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Broadcom of any Escrow Amount pursuant to Section 7.2(e) unless the Depositary Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of shares of Broadcom Common Stock from the Escrow Fund in accordance with Section 7.2(e), provided that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period.

              (g) Resolution of Conflicts; Arbitration.

                     (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Broadcom shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Broadcom should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Broadcom Common Stock from the Escrow Fund in accordance with the terms thereof.

                     (ii) If no such agreement can be reached after good faith negotiation, either Broadcom or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by Broadcom and one selected by the Stockholder Agent, and the two arbitrators selected by Broadcom and the Stockholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f), the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                     (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Los Angeles, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 7.2(g), (i) in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Broadcom shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Broadcom less than the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party and (ii) in any arbitration hereunder in which an Earn-Out is in dispute, Broadcom shall be deemed to be the Non-Prevailing Party in the event that the arbitrators determine that more than the sum of one-half of the disputed amount of any Earn-Out Determination plus any amounts not in dispute have been earned pursuant to the disputed Earn-Out; otherwise, the stockholders of the Company, as represented by the Stockholder Agent, shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

              (h) Stockholder Agent of the Stockholders; Power of Attorney.

                     (i) In the event that the Merger is approved by the stockholders of the Company, effective upon such vote, and without further act of any stockholder, Leo A. Joseph shall be appointed as Agent and attorney-in-fact (the "Stockholder Agent") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law or the California Code, as applicable), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Broadcom of shares of Broadcom Common Stock from the Escrow Fund in satisfaction of claims by Broadcom, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Broadcom; provided, however, that the Stockholder Agent may not be removed unless holders of at least a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted Stockholder Agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent pursuant to Section 9.1 hereof shall constitute notice to or from each of the stockholders of the Company.

                     (ii) The Stockholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Agent based on such advice, the Stockholder Agent shall not be liable to anyone. The Stockholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Stockholder Agent.

                     (iii) The Stockholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially).

              (i) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Depositary Agent and Broadcom may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such stockholder of the Company. The Depositary Agent and Broadcom are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent. The Stockholder Agent hereby agrees to perform its obligations and be bound by the terms and provisions of Section 1.6, Section 1.11 and Section 1.14 relating to the Stockholder Agent.

              (j) Third-Party Claims. In the event Broadcom becomes aware of a third-party claim (a "Third Party Claim") which Broadcom reasonably expects may result in a demand against the Escrow Fund, Broadcom shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Broadcom shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Broadcom settles any Third Party Claim without the Stockholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Broadcom may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Broadcom in such settlement. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Broadcom against the Escrow Fund with respect to the amount of Losses incurred by Broadcom in such settlement.

              (k) Indemnification for Stockholder Agent. The stockholders of the Company shall, severally and not jointly, on a pro rata basis based on their proportionate ownership interests in the Company, indemnify, defend and hold the Stockholder Agent harmless from and against any loss, damage, tax, liability and expense that may be incurred by the Stockholder Agent arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties, except as caused by the Stockholder Agent's gross negligence or willful misconduct, including the legal costs and expenses of defending such Stockholder Agent against any claim or liability in connection with the performance of the Stockholder Agent's duties. The Stockholder Agent shall be entitled, but not limited, to such indemnification from the Escrow prior to any distribution thereof to the stockholders of the Company, but after any distributions therefrom to Broadcom.

              (l) Depositary Agent's Duties.

                     (i) Limitation on Duties of Depositary Agent. The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein (including as set forth in Article 1), and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Broadcom and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                     (ii) Compliance with Orders. The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other Person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                     (iii) Limitations on Liability of Depositary Agent. The Depositary Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                     (iv) Good Faith of Depositary Agent. In performing any duties under the Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                     (v) Non-responsibility of Depositary Agent. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Broadcom Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Broadcom Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                     (vi) Indemnification of Depositary Agent. Broadcom and its successors and assigns agrees to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                     (vii) Resignation of Depositary Agent. The Depositary Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor depositary agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as Depositary Agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

              (m) Fees. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Broadcom. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Broadcom agrees to pay these sums upon demand.

              (n) When used in this Section 7.2, the phrase "stockholders of the Company" means any holders of Company Common Stock at the Effective Time.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

       8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) by mutual agreement of the Company and Broadcom;

              (b) by Broadcom or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on February 28, 2001 (provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

              (c) by Broadcom if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Broadcom's ownership or operation of all or any portion of the business of the Company or
(ii) compel Broadcom to dispose of or hold separate all or any portion of the Assets and Properties of the Company as a result of the Merger;

              (d) by Broadcom if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.3, as the case may be, would not be satisfied prior to the Closing Date;

              (e) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Broadcom and (i) Broadcom is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to Broadcom (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.2, as the case may be, would not be satisfied as of the Closing Date;

              (f) by Broadcom if, if at any time after five (5) days following the meeting or written consent at which the Company's stockholders take the Company Stockholder Action, holders of more than four percent (4.0%) of the outstanding shares of Company Capital Stock (determined on an "as if converted to Company Common Stock" basis) shall have exercised, or have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger;

              (g) by Broadcom, if the Merger shall not have been approved by the requisite votes or consents, as applicable, of the Company's stockholders in accordance with Delaware Law at any meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the Merger or, in any solicitation of stockholder written consents with respect to the Merger, within twenty (20) days after the record date established for determining the stockholders of the Company entitled to consent;

              (h) by Broadcom, if any of the individuals listed on Schedule 6.3(j) cease to be employed by the Company, provided, however, that Broadcom may exercise this termination right with respect to a particular individual named in
Schedule 6.3(j) only if Broadcom gives the Company written notice of termination of the Agreement within fifteen (15) Business Days after receipt of written notice from the Company that such individual has ceased to be employed by the Company; and provided, further, that if Broadcom does not exercise this termination right within fifteen (15) Business Days after receipt of written notice from the Company, then the condition set forth in Section 6.3(j) shall be deemed waived with respect to the applicable individual; or

              (i) by Broadcom, if, at any time, less than ninety percent (90%) of the Company's engineering and research and development employees of the Company employed as of the date of this Agreement (exclusive of those listed on Schedule 6.3(j)) shall cease to be employed by the Company at the Closing or if more than ten percent (10%) of such employees shall have given any notice or other indication that they are not willing to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate) following the Merger; provided, however, that Broadcom may exercise this termination right only if Broadcom gives the Company written notice of termination of the Agreement within ten (10) Business Days after receipt of written notice from the Company that such employees have ceased to be employed by the Company; and provided, further, that if Broadcom does not exercise this termination right within ten (10) Business Days after receipt of written notice from the Company, then the condition set forth in Section 6.3(j) shall be deemed waived as to the relevant individuals.

       8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Broadcom or the Company, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5 and 8.2, Article 9 (exclusive of Section 9.3) and the applicable definitions set forth in Article 10 shall remain in full force and effect and survive any termination of this Agreement.

       8.3 Amendment. Except as is otherwise required by applicable law after the stockholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the consent of the Stockholder Agent and the Depositary Agent shall not be required in connection with any amendment to this Agreement that does not affect the rights and obligations of the Stockholder Agent or the Depositary Agent, as applicable.

       8.4 Extension; Waiver. At any time prior to the Effective Time, Broadcom and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

       9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to Broadcom to:

                      Broadcom Corporation
                      16215 Alton Parkway
                      Irvine, California 92619-7013
                      Facsimile No.:  (949) 450-8715
                      Attn:  President and Chief Executive Officer

                      and

                      Broadcom Corporation
                      16215 Alton Parkway
                      Irvine, California 92619-7013
                      Facsimile No.:  (949) 450-8715
                      Attn:  General Counsel

               with a copy (which shall not constitute notice) to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067
                      Facsimile No.:  (310) 203-7199
                      Attn:  Andrew W. Gross, Esq.

               If to the Company to:

                      SiByte, Inc.
                      2805 Bowers Avenue
                      Santa Clara, California 95051
                      Facsimile No.:  (408) 805-6601
                      Attn:  President and Chief Executive Officer

                      and

                      Daniel Dobberpuhl
                      491 Middle Court
                      Menlo Park, California 94025
                      Facsimile No.: (650) 324-8576

               with a copy (which shall not constitute notice) to:

                      Pillsbury Madison & Sutro LLP
                      2550 Hanover Street
                      Palo Alto, California 94304

                      Facsimile No.:  (650) 233-4545
                      Attn:  Stanley F. Pierson, Esq.

               If to the Stockholder Agent:

                      Leo A. Joseph
                      925 Moreno Avenue
                      Palo Alto, California 94025
                      Facsimile No.:  (650) 213-8502

               with a copy (which shall not constitute notice) to each of:

                      S. Atiq Raza
                      Raza Foundries
                      3080 North First Street
                      San Jose, California 95134
                      Facsimile No.:  (408) 432-8552

                      Daniel Dobberpuhl
                      491 Middle Court
                      Menlo Park, California 94025
                      Facsimile No.:  (650) 324-8576

                      Pillsbury Madison & Sutro LLP
                      2550 Hanover Street
                      Palo Alto, California 94304
                      Facsimile No.:  (650) 233-4545
                      Attn:  Stanley F. Pierson, Esq.


               If to the Depository Agent:

                      U.S. Stock Transfer Corporation
                      1745 Gardena Avenue
                      Glendale, California  91204-2991
                      Facsimile No.:  (818) 502-0674
                      Attn: Richard C. Brown, Vice President

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

       9.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Broadcom Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

       9.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

       9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

       9.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 5.12 or Article 7.

       9.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

       9.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

       9.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

       9.9 Governing Law. This Agreement, the Ancillary Agreements and any other closing documents shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California; provided, however, that the Merger shall be governed by Delaware Law.

       9.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

       9.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

       9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Depositary Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

       9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 10
                                   DEFINITIONS

       10.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

              "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

              "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and executive officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

              "Aggregate Common Number" means the aggregate number of shares of Company Common Stock which are (or would be) outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon conversion of all shares of Company Preferred Stock and upon exercise, conversion or exchange in full of all unvested and vested Company Options, Company Warrants and Company Stock Purchase Rights which remain outstanding and are not exercised, converted, exchanged or expired as of the Effective Time).

              "Aggregate Net Exercise Amount" means that number of shares, if any, of Broadcom Common Stock equal to (a) the aggregate exercise price of all Company Warrants (if any) exercised after the date hereof through (and including) the Effective Time pursuant to the net exercise provisions of such Company Warrants, divided by (b) the Closing Price.

              "Aggregate Share Number" means the sum of the Base Share Number and the Earn-Out Amount.

              "Agreement" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

              "Ancillary Agreements" has the meaning ascribed to it in Section 2.2.

              "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

              "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

              "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

              "Audited Financial Statement Date" means December 31, 1999.

              "Audited Financial Statements" means the audited consolidated balance sheets of the Company as of each of the fiscal years ended December 31, 1998 through December 31, 1999, respectively, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto together with the notes thereto and the unqualified report of the Company's independent accountants with respect thereto.

              "Auditor" has the meaning ascribed thereto in Section 1.14(b).

              "Backup Registration Rights Agreement" has the meaning ascribed to it in Section 5.1(c).

              "Base Share Number" means 7,437,858 shares of Broadcom Common Stock, minus the Aggregate Net Exercise Amount and subject to adjustment pursuant to Section 1.8 and Section 5.24.

              "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

              "Broadcom" has the meaning ascribed to it in the forepart of this Agreement.

              "Broadcom Common Stock" has the meaning ascribed to it in Recital C to this Agreement.

              "Broadcom Disclosure Schedule" has the meaning ascribed to it in the forepart of Article 3.

              "Broadcom Financial Statements" has the meaning ascribed to it in
Section 3.4.

              "Broadcom Indemnitees" has the meaning ascribed to it in Section 7.2(b).

              "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or upon the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation, but excluding non-exclusive licenses in connection with the sale of Company products in the ordinary course of business consistent with past practice) or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

              "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

              "Business or Condition of Broadcom" means the business, condition (financial or otherwise), results of operations, internal development effort prospects or Assets and Properties of Broadcom and its Subsidiaries, considered in the aggregate.

              "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, internal development effort prospects for the SB1250, SB1400 and SB1125 products or Assets and Properties of the Company.

              "California Agreement of Merger" has the meaning ascribed to it in
Section 1.2.

              "California Code" means the California Corporations Code and all amendments and additions thereto.

              "California Permit" has the meaning ascribed to it in Section
1.15.

              "Cause" means (a) conviction (whether by plea of guilty or nolo contendere or otherwise) of the employee in a court of law of any felony or of any crime involving dishonesty; (b) participation by the employee in any fraud against the Company, the Surviving Corporation or any of their respective Subsidiaries; (c) willful violation of specific and lawful directions from an officer of the Business Unit that includes the operations of the Company or the Surviving Corporation or, if applicable, any of its Subsidiaries or excessive absenteeism which continues after an officer of the Business Unit that includes the operations of the Company or the Surviving Corporation or, if applicable, any of its Subsidiaries has provided employee with written notice of the violation or absenteeism and given the employee a period of thirty (30) days following the receipt of notice to correct the violation or absenteeism problem;
(d) a material, non-curable breach by the employee of the provisions of such employee's non-competition, non-disclosure or proprietary information and inventions agreements with the Company or the Surviving Corporation or, if applicable, any of its Subsidiaries; or (e) unsatisfactory performance of job duties, which is not corrected or continues after an officer of the Business Unit that includes the operations of the Company or the Surviving Corporation or, if applicable, any of its Subsidiaries has provided the employee with written notice and given the employee a period of thirty (30) days following receipt of the notice to correct the breach.

              "Certificates" has the meaning ascribed to it in Section 1.11(b).

              "Closing" means the closing of the transactions contemplated by
Section 1.2.

              "Closing Date" has the meaning ascribed to it in Section 1.2.

              "Closing Price" means the average closing sales price of Broadcom Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty (30) consecutive market trading days commencing on the thirty-second
(32nd) market trading day prior to the Closing Date and ending on (inclusive) the third (3rd) market trading day prior to the Closing Date.

              "COBRA" has the meaning ascribed to it in Section 2.14(f).

              "Company" has the meaning ascribed to it in the forepart of this Agreement.

              "Company Affiliate Agreement" has the meaning ascribed to it in Recital C to this Agreement.

              "Company Affiliates" has the meaning ascribed to it in Section
5.10.

              "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock.

              "Company Common Stock" has the meaning ascribed to it in Section 2.3(a).

              "Company Disclosure Schedule" means the schedules delivered to Broadcom by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 or otherwise.

              "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

              "Company Indemnified Party" has the meaning ascribed to it in
Section 5.12.

              "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by; (b) is licensed to; (c) was developed or created by or for the Company; or (d) is used in or necessary for the conduct of the business of the Company as presently or heretofore conducted or as proposed to be conducted in the Operating Plan, including any Intellectual Property created by any of the Company's founders, employees, independent contractors or consultants for or on behalf of the Company and including any Intellectual Property created by any of the Company's founders prior to the creation of the Company and which is necessary for the operation of the Company's business as presently conducted or proposed to be conducted in the Operating Plan.

              "Company Option(s)" means any Option to purchase Company Capital Stock, excluding the Company Preferred Stock and the Company Warrants (if any).

              "Company Preferred Stock" has the meaning ascribed to it in
Section 2.3(a).

              "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

              "Company Restricted Stock" means shares of Company Capital Stock purchased pursuant to an exercise of a Company Stock Purchase Right which are subject to a repurchase option by the Company.

              "Company Series A Preferred Stock" has the meaning ascribed to it in Section 2.3(a).

              "Company Series B Preferred Stock" has the meaning ascribed to it in Section 2.3(a).

              "Company Series C Preferred Stock" has the meaning ascribed to it in Section 2.3.

              "Company Series D Preferred Stock" has the meaning ascribed to it in Section 2.3.

              "Company Series E Preferred Stock" has the meaning ascribed to it in Section 2.3.

              "Company Stock Plans" has the meaning ascribed to it in Section 1.6(c)(iv).

              "Company Stock Purchase Right" means a right to purchase Company Restricted Stock granted pursuant to the Company Stock Plans or otherwise.

              "Company Stockholder Action" has the meaning ascribed to it in
Section 2.34.

              "Company Warrants" means any and all warrants to purchase Company Capital Stock, including the warrants listed in Section 2.3 of the Company Disclosure Schedule.

              "Competing Proposed Transaction" has the meaning ascribed to it in
Section 4.2.

              "Confidentiality Agreement" has the meaning ascribed to it in
Section 5.4.

              "Continuing Employee" has the meaning ascribed to it in Section 5.26.

              "Contract" means any contract, agreement or other business arrangement (whether oral or written) including:

                            (i) any distributor, sales, advertising, agency or manufacturer's representative contract;

                            (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than one hundred thousand dollars ($100,000) over the life of the contract;

                            (iii) any contract that expires or may be renewed at the option of any person other than the Company or Broadcom, as the context requires, so as to expire more than one (1) year after the date of this Agreement;

                            (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                            (v) any contract for capital expenditures in excess of one hundred thousand dollars ($100,000) in the aggregate;

                            (vi) any contract limiting the freedom of the Company or Broadcom, as the context requires, to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                            (vii) any contract pursuant to which the Company or Broadcom, as the context requires, is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property in excess of one hundred thousand dollars ($100,000);

                            (viii) any contract with any person with whom the Company or Broadcom, as the context requires, does not deal at arm's-length;

                            (ix) any contract that is not terminable by the Company or Broadcom, as the context requires, upon thirty (30) days (or less) notice by the Company or Broadcom, as the context requires, without penalty or obligation to make payments based on such termination and which (i) requires payments by the

       Company or Broadcom, as the context requires, in excess of one hundred thousand dollars ($100,000) (either alone or pursuant to a series of related contracts), or (ii) requires the Company or Broadcom, as the context requires, to provide services to any Person after the Closing; or

                            (x) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

              "Delaware Law" means the Delaware General Corporation Law and all amendments and additions thereto.

              "Delaware Certificate of Merger" has the meaning set forth in
Section 1.2.

              "Depositary Agent" means U.S. Stock Transfer Corporation (or other institution acceptable to Broadcom and the Stockholder Agent).

              "Disclosure Schedules" means the Company Disclosure Schedule and the Broadcom Disclosure Schedule.

              "Dissenting Shares" has the meaning ascribed to it in Section 1.10(a).

              "Early Earn-Out Amount" means a number of shares of Broadcom Common Stock equal to the product of (i) the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion in full of all outstanding shares of Company Preferred Stock) multiplied by (ii) the Earn-Out Exchange Ratio.

              "Earn-Out" and "Earn-Outs" have the meaning ascribed to them in
Section 1.14(a).

              "Earn-Out Amount" means 3,730,786 shares of Broadcom Common Stock, subject to adjustment pursuant to Section 1.8 and Section 5.24.

              "Earn-Out Date" means the last date as of which a particular Earn-Out Milestone must be satisfied pursuant to Schedule 1.14 or, if such Earn-Out Milestone is satisfied earlier, the date that such Earn-Out Milestone is actually satisfied (subject in each case to Schedule 1.14).

              "Earn-Out Determination" has the meaning set forth in Section 1.14(c).

              "Earn-Out Dispute Notice" has the meaning ascribed to it in
Section 1.14(c).

              "Earn-Out Escrow" means the escrow established by the terms of this Agreement to hold the Early Earn-Out Amount pending satisfaction of the Earn-Out Milestones.

              "Earn-Out Exchange Ratio" means the quotient obtained by dividing
(i) the Earn-Out Amount by (ii) the Aggregate Common Number (excluding the aggregate number of shares of Company Common Stock issuable upon the exercise for cash of any Company Warrants that are outstanding as of the Effective Time).

              "Earn-Out Milestone" has the meaning ascribed to it in Section 1.14(a).

              "Effective Time" has the meaning ascribed to it in Section 1.2.

              "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

              "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law, in each case in existence as of the Closing Date, relating to Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

              "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

              "Equity Equivalents" means securities (including Options to purchase any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

              "ERISA Affiliate" has the meaning ascribed to it in the definition of Plan in this Section 10.

              "Escrow Amount" means the sum of (i) 900,000 shares of Broadcom Common Stock plus (ii) the product of (x) any increase in the Aggregate Share Number pursuant to Section 5.24 hereof (and, in the case of both clauses (i) and (ii), subject to adjustment pursuant to Section 1.8) multiplied by (y) 0.10. The shares deposited with the Depositary Agent in the Escrow Fund shall, to the extent possible, be shares that are not subject to any repurchase rights.

              "Escrow Fund" has the meaning ascribed to it in Section 7.2(a).

              "Escrow Period" has the meaning ascribed to it in Section 7.2(c).

              "Estimated Third Party Expenses" has the meaning ascribed to it in
Section 2.26.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

              "Exchange Agent" means U.S. Stock Transfer Corporation.

              "Exchange Ratio" means the quotient obtained by dividing (a) the Base Share Number by (b) the Aggregate Common Number.

              "Expiration Date" has the meaning ascribed to it in Section 7.1.

              "Fairness Hearing" has the meaning ascribed to it in Section 1.15.

              "Final Earn-Out Amount" has the meaning ascribed to it in Section 1.14(c).

              "Financial Statement Date" means July 31, 2000.

              "Founders" means Daniel Dobberpuhl, Leo A. Joseph and Amarjit
Gill.

              "Founders Stock Agreements" has the meaning ascribed to it in
Section 1.6(d)(ii).

              "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

              "Good Faith Consultation" means consultation with a Person's independent accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

              "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the NASD.

              "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

              "Incorporation Date" has the meaning ascribed to it in Section 2.12(b).

              "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

              "Information Statement" has the meaning ascribed to it in Section 2.34.

              "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

              "Interim Financial Statements" means the unaudited balance sheet of the Company as of July 31, 2000, and the related unaudited statement of operations and statement of cash flows for the seven (7) month period ended on such date.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

              "IRS" means the United States Internal Revenue Service or any successor entity.

              "IT" has the meaning ascribed to it in Section 5.20.

              "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

              "Lease Documents" has the meaning ascribed to it in Section
2.15(d).

              "Leased Real Property(ies)" has the meaning ascribed to it in
Section 2.15(a).

              "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

              "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

              "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

              "Listed Contracts" has the meaning ascribed to it in Section
2.9(e).

              "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all reasonable fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

              "Made-in-America Requirements" has the meaning ascribed to it in
Section 2.17(h).

              "Major Stockholders" means the Company stockholders listed in
Section 10.1 of the Company Disclosure Schedule.

              "Merger" has the meaning ascribed to it in Recital A to this Agreement.

              "NASD" means the National Association of Securities Dealers, Inc.

              "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).

              "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

              "Non-Competition Agreement" has the meaning ascribed to it in Recital D to this Agreement.

              "Non-Prevailing Party" has the meaning ascribed to in in Section 7.2(g).

              "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

              "Operating Plan" has the meaning ascribed to it in Section
2.31(b).

              "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than the Company Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

              "Option Escrow" has the meaning ascribed to it in Section 1.6(d)(iv).

              "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

              "Original Agreement" has the meaning ascribed to it in Recital A.

              "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

              "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

              "Permit" means any license, permit, franchise or authorization.

              "Permit Application" has the meaning ascribed to it in Section
2.34.

              "Permitted Grants" means grants of Company Options in the ordinary course of business, consistent in amount and terms with the Company's past practice, to (i) existing Company employees and (ii) Company employees hired by the Company after the date of this Agreement.

              "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

              "Plan" mean (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA, of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary of the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary of the Company or any of their ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company, any Subsidiary of the Company or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

              "PTO" means the United States Patent and Trademark Office.

              "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

              "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

              "Relevant Group" has the meaning ascribed to it in Section
2.11(a).

              "Representatives" has the meaning ascribed to it in Section 2.36.

              "Restricted Stock Purchase Agreement" means (i) a Restricted Stock Purchase Agreement in the form attached to the Company Stock Plans pursuant to which the Company has sold Company Restricted Stock or issued Company Stock Purchase Rights, (ii) the Founders Stock Agreements or (iii) any similar Contract as may otherwise have been entered into by the Company prior to the date of this Agreement.

              "SEC" means the Securities and Exchange Commission or any successor entity.

              "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

              "Securities Act" has the meaning ascribed to it in Section 1.15.

              "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

              "Stockholder Agent" has the meaning ascribed to it in Section 7.2(h)(i).

              "Stockholder Certificate" has the meaning ascribed to it in
Section 5.1(c).

              "Subsidiary" means any Person in which the Company or Broadcom, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

              "Support Agreement" has the meaning ascribed to it in Recital C to this Agreement.

              "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

              "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including Section 203 of the Delaware Law.

              "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

              "Tax Laws" means the Internal Revenue Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

              "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing

Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

              "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

              "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).

              "Third Party Expenses" has the meaning ascribed to it in Section 5.5.

              "Warranty Obligations" has the meaning ascribed to it in Section 2.28.

       10.2 Construction.

              (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. When used herein, the terms "party" and "parties" refer to Broadcom, on the one hand, and the Company, on the other, and the terms "third party" or "third parties" refers to Persons other than Broadcom or the Company.

              (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, and (B) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter.

              (c) All references herein to the "date hereof" and the "date of this Agreement" (or any similar phrase) shall mean November 3, 2000, the date of the Original Agreement.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, Broadcom and the Company, and with respect to Article 7 and Article 9 only, the Stockholder Agent and the Depositary Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



SIBYTE, INC.                                 BROADCOM CORPORATION



By:/s/ DANIEL DOBBERPUHL                     By:/s/ HENRY T. NICHOLAS
   ---------------------------------            --------------------------------
   Daniel Dobberpuhl                            Henry T. Nicholas, III, Ph.D.
   President and Chief Executive Officer        President and Chief Executive
                                                Officer



U.S. STOCK TRANSFER CORPORATION,
AS DEPOSITARY AGENT                          STOCKHOLDER AGENT



By:/s/ RICHARD C. BROWN                      /s/ LEO A. JOSEPH
   ---------------------------------         -----------------------------------
   Richard C. Brown                          Leo A. Joseph
   Vice President

                              AMENDED AND RESTATED

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                              BROADCOM CORPORATION,

                                  SIBYTE, INC.

                                       AND

                       THE OTHER PARTIES SIGNATORY HERETO

                          Dated as of December 6, 2000


    Exhibit A             Form of Support Agreement

    Exhibit B             Form of Affiliate Agreement

    Exhibit C             Form of Non-Competition Agreement

    Exhibit D-1           Form of California Agreement of Merger

    Exhibit D-2           Form of Delaware Certificate of Merger

    Exhibit E-1           Form of Vesting Amendment Agreement [Founders]

    Exhibit E-2           Form of Vesting Amendment Agreement [Non-Founders]

    Exhibit F             Form of Stockholder Certificate

    Exhibit G-1           Form of Broadcom Officers' Certificate

    Exhibit G-2           Form of Broadcom Secretary's Certificate

    Exhibit H             Form of Broadcom Counsel Legal Opinion

    Exhibit I             Form of Broadcom Tax Representation Letter

    Exhibit J-1           Form of Company Officers' Certificate

    Exhibit J-2           Form of Company Secretary's Certificate

    Exhibit K             Form of Company Counsel Legal Opinion

    Exhibit L             Form of Company Tax Representation Letter



       Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.